LOAN AGREEMENT

Date: August 24, 2011

Borrower: Canarsie Plaza LLC, a limited liability company organized under the laws of the State of Delaware.
Chief executive office: c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605

Administrative Agent: Manufacturers and Traders Trust Company, a New York banking corporation, with offices located at One Fountain Plaza, Buffalo, New York 14203 ("M&T") individually as a lender and as the administrative agent for itself and Capital One, N.A., a lender (the "Co-Lender" and, referred to collectively with M&T as the "Lending Group") and the Lending Group (the “Administrative Agent”).

WHEREAS, the Borrower has applied to M&T for a loan (hereinafter the "Mortgage Loan") in the principal sum of up to Four Million Dollars ($4,000,000.00) (the “Loan Amount”) with an option to modify to a mini-permanent mortgage loan (hereinafter the “Permanent Loan”) (the Mortgage Loan and the Permanent Loan are referred to collectively herein as the “Loan”), provided, however, that up to $1,916,800.00 will be lent by the Co-Lender and up to $2,083,200.00 will be lent by M&T to be evidenced by certain notes made by the Borrower on or about the date of this Loan Agreement (the “Agreement”) and secured by a certain fourth mortgage dated the same date given by the Borrower, creating liens on the premises described in Schedule “A” attached thereto (the “Premises”);

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Borrower and the Administrative Agent agree as follows:

1.REFERENCE TO DEFINITIONS. For purposes of this Agreement, each of the following terms has the meanings set forth below. Additionally, other capitalized terms have the meanings assigned to them in this Agreement where they first appear.

1.1    Advance: Funds delivered to the Borrower by the Administrative Agent in accordance with this Agreement.

1.2    Advance Request: A request of the Borrower for an Advance in form and substance satisfactory to the Administrative Agent and signed by the person authorized to execute such request on behalf of the Borrower.

1.3    Building Loan Agreement: The Building Loan Agreement dated January 12, 2010 by and among the Borrower, the Administrative Agent and the Co-Lender, as supplemented by that certain supplemental building loan agreement, dated January 19, 2011, and as the same may be further supplemented, amended, modified or replaced from time to time.

1.4    Conversion Date: The Maturity Date, if the Borrower has satisfied all of the conditions set forth in Section 6.2 of this Agreement.

1.5    DSCR: The Debt Service Coverage Ratio (“DSCR”) is defined as the ratio of (i) Net Operating Income at the Premises divided by (ii) the aggregate annualized principal and interest payable on all of the Loan, that certain third mortgage loan made by the Lending Group in the principal sum of up to Seven Million Dollars ($7,000,00.00) dated as of January 19, 2011 (the “Third Mortgage Loan”) and that certain development loan made by the Lending Group in the principal sum up to Forty Eight Million Dollars

($48,000,000.00) dated January 12, 2010 as supplemented by that certain supplemental development loan made by the Lending Group in the principal sum up to Three Million Dollars ($3,000,000.00) dated as of January 19, 2011 (collectively, the “Construction Loan”) based on a twenty-five (25) year amortization schedule with an interest rate of the greater of seven (7%) percent or the ten (10) year United States Treasury Obligations plus two (2%) percent. “Net Operating Income” means the amount by which Operating Revenues exceed Operating Expenses.

1.6    Event of Default: The occurrence of any event described in Section 7.1 hereof.

1.7    Governmental Authority: The United States of America, the State of New York, the County of Kings and the Borough of Brooklyn, and any political subdivision of any of them, and any agency, department, court, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Premises, the Project (as defined in the Building Loan Agreement) or the Borrower.

1.8    Guarantees:    Collectively, the Amended and Restated Continuing Guaranty, the Amended and Restated Guaranty of Completion and Interest Reserve and the Amended and Restated Guaranty of Nonrecourse Carveouts each executed by Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company (the “Guarantor”) and dated the date hereof in favor of Administrative Agent in connection with the Loan, the Third Mortgage Loan and the Construction Loan; as may be further amended and restated and supplemented from time to time.

1.9    Loan Documents: This Agreement, the Building Loan Agreement, the Third Mortgage Loan Agreement, the Note, the Mortgage, the Survey, the Title Insurance Policy, the Guarantees and all other instruments, certificates, legal opinions and documents executed and delivered by either or both of the Borrower, the Guarantor or the Administrative Agent in connection with the Loan, the Third Mortgage Loan and the Construction Loan.

1.10    Maturity Date:    The earlier of: (i) the Scheduled Maturity Date, and (ii) any earlier date on which the Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

1.11    Mortgage: The Fourth Mortgage dated the date hereof from the Borrower in favor of the Administrative Agent, as amended and supplemented from time to time.

1.12    Note: The Mortgage Note or Notes dated the date hereof from the Borrower to the Administrative Agent evidencing the Loan and all extensions, renewals and modifications thereof.

1.13    Operating Expenses: All reasonable and necessary expenses of operating the Project in the ordinary course of business calculated in accordance with generally acceptable accounting principles (“GAAP”) which are directly associated with and fairly allocable to the Project for the applicable period, including annualized real estate taxes and assessments, capital expenditures at an imputed rate of $0.10 per square foot on an annualized basis of gross leasable area at the Premises, annualized insurance premiums, maintenance costs, management fees and costs in an amount equal to the greater of the management fees and costs actually paid or an imputed rate of three percent (3%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental audits, and other expenses incurred by Administrative Agent and reimbursed by Borrower under this Agreement and the other Loan Documents, deposits to any capital replacement reserves required by Administrative Agent, wages, salaries, and personnel expenses, but excluding debt service on the Loan, the Third Mortgage Loan or the Construction Loan, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Construction Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization.  Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Administrative Agent’s prior approval.  Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Project.

1.14    Operating Revenues: All cash receipts of Borrower from operation of the Project or otherwise arising in respect of the Project after January 12, 2010 which are properly allocable to the Project for the applicable period (subject to an underwritten market vacancy rate of not less than 8%), including receipts from leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), in all cases, determined in accordance with GAAP but without taking into account straight-lining of rents and extraordinary revenues (including, but not limited to, lease termination payments) and FAS 141R adjustments, but excluding (a) all rent and other revenues received during the applicable period from tenants that, at any time during the applicable period, are subject to a bankruptcy proceeding, unless such bankruptcy proceeding has been closed, and the subject tenant has not been discharged from its obligations under the subject lease and/or the rental payments due and/or paid by such tenant to Borrower cannot be disgorged from Borrower, (b) rent and other revenues from tenants that have not made the appropriate payment of rent under their respective leases for more than thirty (30) days, provided, however that if a tenant is disputing, in good faith, recoverables or a reconciliation thereof, only the portion that is being disputed shall be excluded, (c) rent and other revenues from tenants under leases which have remaining terms of less than twelve (12) months from the date of calculation, (d) rents and other revenues from tenants that are not operating in a substantial portion of such tenant’s premises, (e) security deposits and earnest money deposits until they are forfeited by the depositor, (f) advance rentals (i.e. more than thirty (30) days in advance) until they are earned, (g) lump sum lease buy-out payments made by tenants in connection with any surrender, cancellation or termination of their lease, (h) rents and other revenues from Affiliates of Borrower and/or Guarantor, and (i) proceeds from a sale or other disposition.

1.15    Permitted Exceptions: The title exceptions listed in the Title Insurance Policy on the date of this Agreement.

1.16    Person: An individual, partnership, corporation, trust, estate, unincorporated association, syndicate, joint venture or organization, or a government or any department or agency thereof.

1.17    Scheduled Maturity Date: January 12, 2012.

1.18    Survey: A plan of the Land, in form and substance satisfactory to the Administrative Agent; prepared by a surveyor registered in the State of New York and approved by the Administrative Agent and certified to the Administrative Agent and to the Title Insurer.

1.19    Third Mortgage Loan Agreement: The Loan Agreement dated January 19, 2011 by and among the Borrower, the Administrative Agent and the Co-Lender, as the same may be supplemented, amended, modified or replaced from time to time.

1.20    Title Insurance Policy: The title insurance policy required by Section 6.1 of this Agreement.

1.21    Title Insurer: The issuer of the Title Insurance Policy.

2.    THE LOAN.

2.1    Making and Obtaining the Loan. Upon and subject to each term and condition of this

Agreement, the Administrative Agent shall make the Loan to the Borrower, and the Borrower shall obtain the Loan from the Administrative Agent. The maximum principal amount of the Loan shall be equal to the Loan Amount.

2.2    Termination of Obligation. Any obligation of the Administrative Agent to make the Loan or any Advance shall terminate no later than the Maturity Date.

3.    REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

3.1    Due Formation and Capacity of Borrower. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority to own and operate its properties, to conduct its business as now being conducted, to execute and deliver the Loan Documents and to perform its obligations thereunder.

3.2    Compliance with Law; Authority. The Borrower, in connection with the execution and delivery of the Loan Documents, has complied in all respects with each applicable statute, regulation and other law, each applicable judgment, order and award of any Governmental Authority and each agreement to which it is a party or by which it or any of its business or properties is bound, and the execution and delivery by the Borrower of the Loan Documents, and the performance thereunder, has been duly authorized by all action necessary or requisite on the part of the Borrower.

3.3    No Conflicts or Defaults. Neither the execution, delivery nor performance by the Borrower of the Loan Documents does or will, with the giving of notice or the lapse of time or both, (i) conflict with or constitute a default under any applicable statute, regulation or other law, any applicable judgment, order or award of any Governmental Authority or any agreement to which it is a party or by which it or any of its business or properties is bound or (ii) result in the creation or imposition of any lien or encumbrance upon any property of the Borrower, the Premises or the Project.

3.4    Litigation. There are no pending or to the best of Borrower’s knowledge threatened actions, suits or proceedings, at law or in equity, or governmental investigations (or any basis for any such action, suit, proceeding or investigation known to the Borrower) (i) which affect the Borrower, the Premises, the Project, the validity or enforceability of the Loan Documents or the priority of the lien of the Mortgage (ii) which question the capacity or authority of the Borrower or its ability to execute, deliver and perform the provisions of the Loan Documents or (iii) which, if determined adversely to the Borrower, would materially and adversely affect its business or financial condition.

3.5    Permits and Approvals. All primary licenses, permits, consents, approvals and authorizations required by any Governmental Authority or other Person for the construction and the development and planned use of the Project have been obtained and are valid and in full force and effect, and those that have not yet been obtained are in the process of being obtained or will be obtained in time so as to not delay the Project.

3.6    Survey. To the best of Borrower's knowledge, each Survey delivered to the Administrative Agent pursuant to this Agreement is a true, correct and complete representation of the Premises and the Permitted Exceptions as of the date of such Survey.

3.7    Condemnation. There is no pending condemnation, expropriation, eminent domain or similar proceedings affecting the Premises or any portion thereof and the Borrower has not received any written or oral notice of any such proceedings and has no knowledge that any such proceedings are contemplated.

3.8    Insurance. Each of the insurance policies required to be obtained by the Borrower pursuant to Section 4.2 of the Building Loan Agreement or the Mortgage has been obtained and is in full force and effect, and all premiums due thereunder have been paid. No notice has been received from any insurer that issued any such policy, or any agent, broker or representative of any such insurer, stating in effect that any such policy (i) will not be renewed, (ii) will be renewed only at a higher premium than is presently being paid for such policy or (iii) will be renewed only with lesser or less complete coverage than is presently provided.

3.9    No Default. No event has occurred and/or is continuing which constitutes, or which, with the giving of notice or the lapse of time or both, would constitute, an Event of Default.

3.10    Enforceability. Each of the Loan Documents is in full force and effect and is valid, binding and enforceable upon the party or parties thereto in accordance with its terms.

3.11    Affirmation of Representations and Warranties. Each Advance Request presented to the Administrative Agent in accordance with Section 6 of this Agreement shall constitute an affirmation by the Borrower that the representations and warranties made in this Section remain true and correct as of the date of such Advance Request.

4.    AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower shall do the following (unless the Borrower has otherwise obtained the prior written consent of the Administrative Agent not to do so):

4.1    Accounting. Maintain true and correct financial books and records on a GAAP basis and maintain adequate reserves for all contingencies.

4.2    Expenses. Pay to the Administrative Agent, the Co-Lender or their respective agents on demand each cost and reasonable expense, in excess of fees otherwise payable, incurred by the Administrative Agent, the Co-Lender or their respective agents in connection with the making, disbursement and administration of the Loan, the exercise of any of their respective rights or remedies under the Loan Documents, and any other matters related to the transactions contemplated hereby, including but not limited to charges and expenses of the Title Insurer relating to the examination of title, title insurance premiums, title continuation and other lien searches, settlement and escrow charges, recording charges, transfer; documentary, ad valorem and mortgage taxes, attorneys’ fees and disbursements, and all other reasonable fees for services. The provisions of this paragraph shall survive the termination of this Agreement and the repayment of the Loan.

4.3    Indemnification. Defend, indemnify and hold harmless the Administrative Agent, the Co-Lender and their respective employees, agents, officers and directors from and against any claims arising out of, or in any way related to, any violations of any statute, regulation or other law, any judgment, order or award of any Governmental Authority or any deed restriction or any defective workmanship or materials in the construction of the Project. The provisions of this paragraph shall survive the termination of this Agreement and the repayment of the Loan.

4.4    Change in Circumstance. Promptly notify the Administrative Agent in writing of any material change in any fact or circumstance represented or warranted by the Borrower in this Agreement or in any other Loan Document.

4.5    Publicity. The Administrative Agent and the Co-Lender shall have the right to use the name of the Project and the Borrower in any publicity or advertising prepared by the Administrative Agent or the Co-Lender.

4.6    Further Assurances. Promptly upon request by the Administrative Agent; execute and deliver each writing, and take each other action, that the Administrative Agent shall reasonably deem necessary or desirable (i) to accomplish any purpose of this Agreement or (ii) in connection with any transaction contemplated by this Agreement.

4.7 Guarantor Covenants. During the term of this Agreement, the Guarantor shall be required to comply with the covenants set forth in Section 4.11 of the Building Loan Agreement.

4.8    Compliance with Easements: Comply in all respects with that certain Agreement and Declaration of Easements and Covenants dated as of January 5, 2010 (the “Easement Agreement”) and such other easements affecting the Premises and the Project (collectively, the "Project Easements"). Borrower shall perform all obligations of the owner of the Premises under the Project Easements and shall not consent to the modification, amendment or termination of the Project Easements or divest the Project of any development rights that are necessary for the completion of the Project and the occupancy thereof without the prior consent of the Administrative Agent.

5.    NEGATIVE COVENANTS. During the term of this Agreement, the Borrower shall not, without the prior written consent of the Administrative Agent, do, attempt to do, or agree or otherwise incur, assume or have any obligation to do, any of the following:

5.1    Assignment. Assign any Loan Document except as herein or therein provided.

5.2    Priority. Allow the Mortgage to cease being a valid fourth mortgage lien on the Premises or the Project.

6.    DISBURSEMENT MATTERS.

6.1    Conditions Precedent to the First Advance. Provided that Borrower has satisfied all of the conditions set forth below, the obligation of the Administrative Agent under this Agreement to make the first Advance in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) is subject to the fulfillment of the following conditions to the reasonable satisfaction of the Administrative Agent or its agents, in their sole discretion:

6.1.1    The Borrower shall have executed and delivered (or shall have caused to be executed and delivered) to the Administrative Agent all of the Loan Documents;
6.1.2    The Borrower shall have delivered to the Administrative Agent the Title Insurance Policy insuring title to the Premises in accordance with the terms of the Mortgage and the Administrative Agent’s interest therein as a valid and enforceable fourth mortgage lien, subject only to exceptions approved by the Administrative Agent and containing (A) full coverage against mechanics’ liens, and (B) no survey exceptions except those theretofore approved by the Administrative Agent;

6.1.3    All representations and warranties contained in this Agreement or in any of the other Loan Documents shall be true, correct and complete in all material respects;

6.1.4    The Borrower shall have performed all terms and conditions of the Loan Documents required to be performed at that time;

6.1.5        The Borrower has not received and has no reason to believe that there is a cease and desist order from any Governmental Authority;

6.1.6    No event shall have occurred which constitutes or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

6.1.7    The Borrower shall have delivered to the Administrative Agent each additional item required by any Loan Document or deemed reasonably necessary or advisable by the Administrative Agent.

6.1.8    If requested by the Administrative Agent or the Title Insurer; the Borrower shall have delivered to the Administrative Agent a print of an updated Survey dated or redated to such dates as the

Administrative Agent or the Title Insurer may from time to time reasonably require; and

6.1.9    No portion of the Premises shall have been damaged by fire or other casualty and not repaired to the condition immediately prior to such casualty, and no condemnation or taking of the Premises or any portion thereof shall be pending or threatened; and

6.1.10    BJ'S Wholesale Club, Inc. ("BJ'S") has taken possession under that certain Lease, dated March 12, 2009 (the "BJ Lease") by and between the Borrower and BJ'S and is operating at the demised premises consisting of at least 178,588 square feet and no event of default under the BJ Lease has occurred or, after notice or lapse of time will occur; and

6.1.11    The City of New York acting through the Department of Citywide Administrative Services ("NYC") has taken possession under that certain Agreement of Lease, dated as of November 5, 2009 (the "NYC Lease") by and between the Borrower and NYC and is operating at the demised premises consisting of at least 33,048 square feet and no event of default under the NYC Lease has occurred or, after notice or lapse of time will occur; and

6.1.12    Borrower shall have delivered new leases, if any, to the Administrative Agent for the remaining unleased space at the Premises acceptable to the Administrative Agent that shall be subordinated to the Mortgage and the Building Loan Mortgage and that shall be subject if such new lease is for space in excess of 5,000 square feet at the Premises to the following Minimum Leasing Criteria (the “Minimum Leasing Criteria”):

Minimum Leasing Criteria

•	Fixed Rent: At least $27.00 per rentable square foot (net of concessions), triple net.

	Term: Not less than five (5) years.

	Tenant Improvement Allowance/Landlord Work: Not more than $70.00 per rentable square foot.

	Early Cancellation Rights: None during first five (5) years, thereafter at Borrower's discretion.

6.1.13    The Administrative Agent shall have received evidence that (1) the Borrower shall have achieved a minimum DSCR of 1.40:1 as verified by the Administrative Agent and (2) an MAI appraisal, ordered by Administrative Agent and paid for by Borrower, in form and substance satisfactory to the Administrative Agent in its sole discretion shows a maximum "As Is" loan to value (the “LTV” includes the Loan, the Third Mortgage Loan and the Construction Loan) of sixty-five (65%) percent. This condition has been satisfied as of the date hereof.

6.2 Conditions Precedent to the Second and Final Advance. The obligation of the Lending Group under this Agreement to make the second and final Advance is subject to the fulfillment of the following additional conditions to the reasonable satisfaction of the Administrative Agent or its agents, in their sole discretion:

6.2.1 All of the conditions precedent to the first Advance set forth in Section 6.1 of this Agreement shall have been satisfied as of the date the second and final Advance is requested;

6.2.2. The business and financial condition of the Borrower shall not have been materially adversely affected in any way; and

6.2.3 Petsmart, Inc. ("Petsmart") has taken possession under that certain Shopping Center Lease Agreement, dated February 23, 2011 (the "Petsmart Lease") by and between the Borrower and Petsmart of the demised premises consisting of at least 13,568 square feet and no event of default under the Petsmart Lease has occurred or, after notice or lapse of time will occur.

6.3 (a) Conditions Precedent to Conversion to the Permanent Loan. Provided that Borrower has satisfied all of the conditions set forth above in Section 6.1 together with all of the following conditions, the Loan shall convert to the Permanent Loan (the “Conversion Option”) on the Conversion Date.

(i)    Borrower shall have delivered written notice to the Administrative Agent (the "Conversion Notice") delivered not less than ninety (90) but not greater than one hundred eighty (180) days prior to the Maturity Date of Borrower’s intention to exercise the Conversion Option;

(ii)    Borrower shall have delivered to the Administrative Agent, together with the Conversion Notice, payment, in immediately available federal funds, of a conversion fee of one-half (1/2%) percent of the Loan Amount plus any additional principal amount committed to be loaned under the Permanent Loan;

(iii)    No Event of Default under the Loan Documents has occurred or, after notice or lapse of time will occur and all representations and warranties contained in the Agreement, the Building Loan Agreement, the Third Mortgage Loan Agreement or in any of the other Loan Documents shall be true, correct and complete in all material respects;

(iv)    The Borrower shall have executed and delivered (or shall have caused to be executed and delivered) to the Administrative Agent all of the documents necessary to modify and extend the Loan Documents, including an endorsement to Title Policy or new Title Policy, as needed;

(v)    BJ’S and NYC are current tenants and in occupancy and operating at the demised premises consisting of at least 178,588 square feet and 33,048 square feet, respectively, each of BJ’S and NYC are paying rent and no default under either the BJ Lease or the NYC Lease has occurred;

(vii)    The Borrower shall have delivered updated, fully executed tenant estoppel certificates for each tenant at the Premises, including BJ’s and NYC, together with, unless previously obtained, fully executed subordination, non-disturbance and attornment agreements, if necessary; and

(viii)    The Administrative Agent shall have received evidence that (1) the Borrower shall have achieved a minimum DSCR of 1.50:1 as verified by the Administrative Agent or the Borrower will pay a portion of the outstanding principal amount of the Loan so as to be able to achieve a minimum DSCR of 1.50:1 and (2) an MAI appraisal, ordered by Administrative Agent and paid for by Borrower, in form and substance satisfactory to the Administrative Agent in its sole discretion shows a maximum "As Is" LTV of sixty-five (65%) percent.

6.3     (b) If the Borrower has satisfied all of the requisite conditions as set forth in this Agreement, then on the Conversion Date,

(1)    the Loan will convert to a mini-permanent commercial mortgage loan, with a three (3) year term (“Permanent Maturity Date”), amortized over a twenty-five (25) year period with level principal and interest payments, calculated on the outstanding principal balance;

(2)    the pricing parameters for the interest rate will be determined at least ninety (90) days prior to the Conversion Date at the Lending Group's sole discretion and will be calculated on the basis of a 360-day year, but shall be computed for the actual number of days in each period for which interest is charged; and

(3)    during the term of the Permanent Loan, the Borrower shall, at all times, maintain a DSCR of 1.50:1, measured at any time at the sole discretion of the Administrative Agent. If such DSCR is not maintained, the Borrower shall be required to (a) deposit all income received from the Project after payment of all capital and operating expenses pursuant to a budget approved by the Lending Group, debt service on the Permanent Loan, taxes and insurance, with Administrative Agent in an escrow account (a “Cash Management Period”) until such time that a DSCR of 1.50:1 has been achieved, or (b) reduce the outstanding principal amount of the Permanent Loan so that the Borrower can achieve a DSCR of 1.50:1. After a Cash Management Period, once the Borrower shall again achieve a DSCR of 1.50:1, the Administrative Agent shall return any funds held in such escrow account. If the DSCR falls below 1.20:1.0 coverage, the Borrower must repay a portion of the outstanding principal balance of the Permanent Loan to a level so that the Borrower will achieve a 1.50:1.0 coverage (the “Paydown Amount”). In lieu of repaying the Paydown Amount, Borrower will have the option of posting a letter of credit in the same amount as the Paydown Amount, for a maximum time of 365 days, in a form and from a lender approved by the Administrative Agent in its sole discretion. Such letter of credit may be drawn upon (1) at any time within thirty (30) days of its expiration date, and (2) if a DSCR of 1.50:1 has NOT been achieved within 365 days of the posting of the letter of credit.

6.3    (c) If the aforesaid Conditions Precedent to Conversion have not been satisfied on or before the Conversion Date, the Loan shall not be converted to the Permanent Loan pursuant to the terms hereof and the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents, shall immediately be due and payable on the Conversion Date, together with an “Exit Fee” equal to one-quarter of one percent (.25%) of the Loan as more fully set forth in the Note; provided, however, that such Exit Fee shall be waived if:
(1) the outstanding principal amount of the Loan is refinanced with the Lending Group; or

(2) Borrower elects to refinance the outstanding principal amount of the Loan with a qualified third-party lender, provided:

(i) Borrower has first provided the Administrative Agent and the Co-Lender with written notice that it has initiated discussions with a third-party lender; and

(ii) Borrower has provided the Administrative Agent and the Co-Lender with a copy of a bona fide proposal for financing from such third-party lender. Such proposal which shall be deemed to have been submitted to Lender no earlier than ten (10) Business Days after the date of such notice of discussion provided for in item (i) above; and

(iii) The Lending Group does not provide a refinancing proposal within twenty-one (21) Business Days of receipt of the third-party proposal that is substantially similar with respect to amount of loan proceeds, term, level of recourse, if any, interest rate and fees.

6.4    Procedures.

6.4.1    Subject to the conditions set forth in this Section 6, the Advance shall be made in reliance upon an Advance Request that the Administrative Agent in good faith believes to be valid and to have been made by

Borrower or on behalf of Borrower delivered not less than five (5) Business Days prior to the date of payment of such Advance. The Loan shall be made in a single Advance and no further Advances shall be made under this Loan Agreement even if the maximum principal amount is not fully advanced at the time of the Advance. “Business Day” shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close. All sums disbursed pursuant to any provision of this Agreement shall be deemed to be secured by the Mortgage;

6.4.2 The Administrative Agent shall have no obligation to make the Advance after the occurrence of any Event of Default.

6.5 Additional Security. As additional security for the Borrower’s obligations under this Agreement and the other Loan Documents, the Borrower irrevocably assigns to the Administrative Agent, and grants to the Administrative Agent a security interest in, all funds now or hereafter deposited by the Borrower with the Administrative Agent or its agents under this Agreement or any of the other Loan Documents. Upon the occurrence of an Event of Default, the Administrative Agent, in addition to any other rights and remedies it may have under the Loan Documents or at law or in equity, may apply any funds held by the Administrative Agent or its agents against any of the aforesaid obligations (whether or not the same be then due), in such order as the Administrative Agent may determine, and may use any of the other property referred to above for any purpose for which the Borrower could have used said property under this Agreement.

7.    DEFAULTS AND REMEDIES.

7.1    Events of Default. The following shall be deemed to be Events of Default under this Agreement:

7.1.1    The Borrower shall fail to perform or comply with any covenant, term or condition of this Agreement where such failure is not otherwise referred to in Section 7 of this Agreement and such failure shall continue for more than thirty (30) days after written notice thereof by the Administrative Agent to the Borrower, provided that if Borrower cannot perform or comply within such thirty (30) day period and such failure is capable of performance or compliance by Borrower, then so long as Borrower has commenced to perform or comply and thereafter diligently and expeditiously proceeds to perform or comply, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower to perform or comply;

7.1.2    Any representation or warranty of the Borrower in the Loan Documents shall have been untrue or incorrect when made, or shall become untrue or incorrect in any material respect;

7.1.3    Any Survey required by the Administrative Agent or the Title Insurer pursuant to this Agreement shall show any violation of any building set-back or other restriction or encroachment or other matter not approved by the Administrative Agent or the Title Insurer which is not removed or cured within thirty (30) days after written notice thereof by the Administrative Agent or the Title Insurer to the Borrower;

7.1.4    An Event of Default shall occur under the Building Loan Agreement, the Building Loan Mortgage, the Third Mortgage Loan Agreement or any other document executed in connection with the Construction Loan or the Third Mortgage Loan after applicable notice, grace and cure periods;

7.1.5    Any lien or encumbrance is entered against the Premises, which is not released, discharged, insured over or bonded within thirty (30) days after the date of filing thereof, except for taxes which are due but not yet payable or to the extent that any such lien is not material and is the subject of Borrower’s ongoing, good faith dispute, unless waived by the Administrative Agent.

7.1.6    Any person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting the Administrative Agent or the Borrower from carrying out the terms and conditions of any of the Loan Documents, and such proceedings are not discontinued or such decree is not vacated within twenty (20) Business Days after the filing thereof;

7.1.7    An Event of Default shall occur under the Mortgage, or a default, together with the expiration of any applicable grace and cure period, shall occur under any of the other Loan Documents;

7.1.8    The Borrower shall, without the consent of the Administrative Agent; assign its rights under this Agreement, or its rights to receive disbursement of monies under this Agreement or any portion thereof or if the Borrower shall by operation of law or otherwise be deprived of its rights under this Agreement; and

7.1.9    The Guarantor fails to comply with the provisions of Section 4.11 of this Agreement.

7.2    Remedies. Upon the occurrence of any Event of Default, in addition to any other rights or remedies available at law or in equity; or under any of the Loan Documents, the Administrative Agent may exercise any or all of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:

7.2.1    Terminate this Agreement and the Administrative Agent’s obligations under this Agreement, including the obligation to make further Advances (including Advances requested prior to such termination but not actually made at the time such termination occurs).

8.    SECONDARY MARKET; ASSIGNMENT; PARTICIPATION
8.1    Pursuant to the provisions of that certain Co-Lending and Servicing Agreement by and between the Administrative Agent and the Lending Group dated January 12, 2010, as amended by that certain First Amendment to Co-Lending and Servicing Agreement dated January 19, 2011, and as further amended by that certain Second Amendment to Co-Lending and Servicing Agreement dated as of the date hereof (as amended, the “Co-Lending Agreement”) a member of the Lending Group may at any time grant to one or more parties (each a “Participant”) participating interests in its Pro Rata Share (as hereinafter defined) of the Loan (the “Participations”) and the Lending Group may syndicate the Loan (“Syndication”).

8.2    A member of the Lending Group may at any time assign (x) to any Eligible Assignee (as defined in the Co-Lending Agreement) with the consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, (y) to any other party with the consent of Administrative Agent, which consent may be withheld by Administrative Agent in Administrative Agent’s sole and absolute discretion (each such assignee set forth in (x) and (y) above, a “Consented Assignee”), or (z) without such consent, to one or more Eligible Assignees which are affiliates, subsidiaries or a parent of a member of the Lending Group (each Consented Assignee or subsidiary, affiliate or parent bank or institution, an “Assignee”) all or a proportionate part of all of such member of the Lending Group’s rights and obligations under this Agreement and the Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form annexed to the Co-Lending Agreement executed by such Assignee and the assigning member of the Lending Group (duplicate executed originals of which shall be delivered to Borrower to the extent available). Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the assigning member of the Lending Group of an amount equal to the purchase price agreed between such member of the Lending Group and such Assignee and (iii) with respect to a Consented Assignee, payment by such Assignee to Administrative Agent of a fee, for Administrative Agent’s own account, in the amount of $3,500, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a member of the Lending Group as set forth in such Assignment and Assumption Agreement, and the assigning member of the Lending Group shall be released from such member of the Lending Group’s obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Neither Borrower nor an affiliate of Borrower shall be Eligible Assignee.

8.3    Borrower, Administrative Agent and members of the Lending Group shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with assignments, participations or syndications in accordance with the foregoing provisions of this Section and which do not adversely affect Borrower or Guarantor or Borrower’s or Guarantor’s obligations or rights under the Loan Documents (other than to a de minimis extent).

8.4    Borrower recognizes that in connection with a member of the Lending Group’s selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee who signs and delivers a confidentiality agreement in the form executed by the initial members of the Lending Group, if any. Borrower hereby consents to the release of any and all Borrower and Guarantor information to such parties, and holds Administrative Agent and the Lending Group harmless from any and all liability due to the release of Borrower’s and Guarantor’s financial information by Administrative Agent or any member of the Lending Group to any such party.

8.5    Borrower agrees to reasonably cooperate with the Lending Group in connection with any sale or transfer of the Loan, Syndication or any Participation. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower and Guarantor under this Agreement, Borrower shall take such reasonable actions for the benefit of, and use reasonable efforts to provide information not in the possession of, the holder of the Note in order to satisfy the market standards (which may include such holder’s delivery of information with respect to Borrower, Guarantor and the Project to any Participant or Assignee or prospective Participant or Assignee who signs and delivers a confidentiality agreement in the form executed by the initial members of the Lending Group, if any) to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace in connection with such sales or transfers, including, without limitation, to:

(i)    provide (i) updated financial, budget and other information with respect to the Project, Borrower, Guarantor and affiliated entities and (ii) modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) of the Project obtained in connection with the making of the Loan (all of the foregoing being referred to as the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lending Group;

(i)    make de minimis changes to the organizational documents of Borrower or its principals;
(i)    upon reasonable prior notice, permit site inspections, appraisals, market studies and other due diligence investigations of the Project, as may be reasonably requested by the holder of the Note or as may be necessary in connection with the Participations or Syndications;

(i)    make the representations and warranties with respect to the Project, Borrower, Guarantor, and the Loan Documents as such Persons have made in the Loan Documents and such other representations and warranties with respect to Borrower, Guarantor, and the Project, as may be reasonably requested by the holder of the Note;

(i)    execute such amendments to the Loan Documents as may be requested by the holder of the Note including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower and Guarantor shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate or the stated maturity set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or (ii) in the reasonable judgment of Borrower or Guarantor, modify or amend any other economic term of the Loan, or (iii) in the reasonable judgment of Borrower or Guarantor, increase Borrower’s or Guarantor’s obligations and liabilities, or reduce Borrower’s or Guarantor’s rights, under the Loan Documents, other than to a de minimis extent; and

(i)    have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Lending Group.

9.    MISCELLANEOUS.

9.1    Assignment by Administrative Agent. If the Administrative Agent shall assign its rights in and to this Agreement to a successor, all provisions of this Agreement shall continue to apply to the disbursement of monies. Upon such assignment, the successor shall be deemed to have succeeded to all of the rights of the Administrative Agent under this Agreement and to have assumed all of the obligations of the Administrative Agent to disburse such monies in the manner and subject to the terms and conditions of this Agreement. Such assignment and assumption shall affect the release of the Administrative Agent from any further obligations under this Agreement.

9.2    Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to the Borrower or to the Administrative Agent, addressed as set forth below (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 9.2). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal service and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express) for priority next day delivery. Notice by e-mail is not valid notice under this or any other agreement between the Borrower and the Administrative Agent.

Administrative Agent:	Manufacturers and Traders Trust Company
One Fountain Plaza
Buffalo, New York 14203
Attention: General Counsel

with a copy to:    DelBello Donnellan Weingarten Wise &                         Wiederkehr, LLP
1 North Lexington Avenue
White Plains, New York 10601
Attention: Ann Carlson, Esq.

and            Manufacturers and Traders Trust Company
303 South Broadway, Suite 130
Tarrytown, New York 10592
Attention: John Stroligo, Vice President

If to Borrower:    c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters, Esq.

9.3    Cumulative Nature; Nonexclusive Exercise; and Waivers of Rights and Remedies. All

rights and remedies of the Administrative Agent pursuant to this Agreement and its other agreements with the Borrower shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by the Administrative Agent of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Administrative Agent. No course of dealing or other conduct heretofore pursued, accepted or acquiesced in, no course of performance or other conduct hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by the Administrative Agent, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall operate as a waiver of any right or remedy of the Administrative Agent pursuant to this Agreement or otherwise. No delay by the Administrative Agent in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice or demand of any kind, and no attempted but unsuccessful notice or demand of any kind, by the Administrative Agent prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of the Administrative Agent to exercise the same or any other such right or remedy on such or any future occasion without any notice or demand of any kind. No waiver by the Administrative Agent of any such right or remedy, or modification of this Agreement, shall be effective unless made in a writing duly executed by the Administrative Agent and specifically referring to such waiver. No waiver by the Administrative Agent on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

9.4    Entire Agreement; Modification; and Certain Consents and Waivers. This Agreement contains the entire agreement between the Borrower and the Administrative Agent with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by the Administrative Agent with respect thereto, whether or not relied or acted upon. This Agreement shall not be amended except in writing, which writing is signed by both Borrower and Administrative Agent. Except as expressly provided in this Agreement, this Agreement shall not be modified or terminated, no indebtedness, liability or obligation of the Borrower pursuant to this Agreement, and no right or remedy of the Administrative Agent pursuant to this Agreement or otherwise, shall be impaired or otherwise affected, by any act, omission or other thing. The Borrower consents, without notice, to each act, omission and other thing that would or might, but for such consent, modify or terminate this Agreement or impair or otherwise affect any such indebtedness, liability, obligation, right or remedy created pursuant to this Agreement. The Borrower waives, without notice, each act and other thing upon which, but for such waiver, any indebtedness, liability or obligation of the Borrower pursuant to this Agreement or any right or remedy of the Administrative Agent pursuant to this Agreement or otherwise, would or might be conditioned.

9.5    Right of Setoff. If an Event of Default occurs, the Administrative Agent and its affiliates and the Co-Lender shall also have the right to setoff against the indebtedness any property held in a deposit or other account by the Administrative Agent and its affiliates and the Co-Lender or otherwise owing by the Administrative Agent or its affiliates or the Co-Lender including, in any capacity to the Borrower in any capacity whether or not the indebtedness or the obligation to pay such moneys owed by the Administrative Agent or its affiliates or the Co-Lender is then due, and the Administrative Agent and the Co-Lender shall be deemed to have exercised such right of setoff immediately at the time of such election.

9.6    IntraLinks. Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lending Group all information provided by or on behalf of Borrower or Guarantor hereunder or under the other Loan Documents (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks® or another similar electronic system (the “Platform”) and (b) certain members of the Lending Group (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Borrower shall be deemed to have authorized Administrative Agent and the Lending Group to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.” Borrower agrees to pay or reimburse Administrative Agent upon demand for all reasonable fees, costs and expenses incurred in connection with any Platform.

9.7    Governing Law. This Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. This Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. THE BORROWER AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY WHERE THE PROPERTY IS LOCATED AND THE STATE OF NEW YORK IN NEW YORK OR WESTCHESTER COUNTY AND CONSENTS THAT THE ADMINISTRATIVE AGENT MAY EFFECT ANY SERVICE OF PROCESS IN ANY MANNER LEGALLY PERMITTED BY THE COURT HAVING JURISDICTION OVER THE MATTER AT ISSUE AND AT THE BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST THE BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF THE BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Administrative Agent and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

9.8    Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due or should be performed under this Agreement and the term “Borrower” shall include each as well as all of them.

9.9    General. This Agreement shall be binding upon the Borrower and upon each successor and assign of the Borrower; and shall inure to the benefit of, and be enforceable by, the Administrative Agent and each successor and assign of the Administrative Agent. This Agreement is a binding obligation enforceable against the Borrower and its heirs and legal representatives and its successors and assigns and shall inure to the benefit of the Administrative Agent and its successors and assigns. Any reference herein to “Administrative Agent” shall be deemed to include and apply to every subsequent holder of this Agreement and any reference herein to “Borrower” shall include; (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of the Borrower shall have been transferred; (ii) in the case of a partnership Borrower, any new partnership which shall have been created by reason of the admission of any new partner or partners therein, or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company Borrower, any other entity into or with which the Borrower shall have been merged, consolidated, reorganized, or absorbed. Except as expressly provided in this Agreement, each right and remedy of the Administrative Agent pursuant to this Agreement, and each action of the Administrative Agent pursuant to the authorization and appointment as attorney-in-fact contained in this Agreement, may be exercised or taken (i) at any time and from time to time; (ii) at the sole option of the Administrative Agent or its agents; (iii) without any notice or demand of any kind; and (iv) whether or not any Event of Default has occurred or existed, but the Administrative Agent shall not be obligated to exercise any such right or remedy or to take any such action. Each request of the Administrative Agent pursuant to this Agreement may be made (i) at any time and from time to time; (ii) at the sole option of the Administrative Agent or its agents; and (iii) whether or not any Event of Default has occurred or existed. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or; if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid. Any provision of this Agreement that prohibits the Borrower from taking any action shall be construed to prohibit the Borrower from taking such action directly or indirectly. Except as expressly provided in this Agreement, any reference in this Agreement to any statute, regulation or other law shall be deemed to be as of any time a reference to such statute, regulation or other law as in effect at such time or; if such statute, regulation or other law is not in effect at such time, a reference to any similar statute, regulation or other law in effect at such time. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Any reference to the Administrative Agent’s agents shall include M&T Real Estate Trust. Without limiting the generality of any reference hereunder to an agent of the Administrative Agent, any right or remedy granted to the Administrative Agent under this Agreement, including the right to be reimbursed for expenses hereunder, shall inure to the benefit of and be enforceable by both the Administrative Agent and its agents.

9.10    WAIVER OF JURY TRIAL. THE BORROWER AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT HAS BEEN INDUCED TO ACCEPT THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

[REMAINER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

BORROWER:

Canarsie Plaza LLC

By: /s/ Robert Masters
Name:     Robert Masters
Title:    Senior Vice President

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ John Stroligo__________________________
Name:     John Stroligo
Title:    Vice President

the Lending Group:

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ John Stroligo___________________________
Name:     John Stroligo
Title:    Vice President

Capital One, N.A.

By: /s/ Peter Welch___________________________
Name: Peter Welch
Title: Senior Vice President

ACKNOWLEDGMENTS

STATE OF NEW YORK         )
                        : ss.
COUNTY OF WESTCHESTER    )

On the 24th day of August, in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Masters personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones________________________________________    Debra Leibler-Jones
Notary Public                                            No. 01LE6005994
Dutchess County
Comm. Exp. 04/20/2014

STATE OF NEW YORK        )
                        ss.
COUNTY OF WESTCHESTER    )

On the 24 day of August, in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared John Stroligo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Bess G. Maffei___________________________________________        Bess G. Maffei
Notary Public                                            Notary Public, State of New York
No. 01MA4896315
Qualified in Putnam County
Comm. Exp. May 18, 2015

STATE OF NEW YORK         )
                        : ss.
COUNTY OF SUFFOLK         )

On the 23rd day of August, in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Peter Welch personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Michael McWhirter_______________________________________        Michael McWhirter
Notary Public                                            Notary Public, State of New York
No. 01MC5058011
Qualified in Suffolk County
Term Expires April 1, 2014

MORTGAGE
(Fourth Mortgage)

Date: August 24, 2011

Mortgagor: Canarsie Plaza LLC
(Organizational Structure): limited liability company
(State Law organized under): Delaware
(Organizational Identification Number): 4343270
(Address of chief executive office): c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605

Mortgagee: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having offices at One M&T Plaza, Buffalo, New York 14203, Attn: Office of General Counsel ("M&T"), as the administrative agent for itself and Capital One, N.A. (the "Co-Lender" and, referred to collectively with M&T as the "Lending Group") and the Lending Group (the “Mortgagee”).

WITNESSETH, to secure the payment of an indebtedness in the principal sum of up to Four Million Dollars ($4,000,000.00), lawful money of the United States, together with interest thereon and other charges with respect thereto, to be paid according to certain bonds, notes or other obligations dated as of the date hereof, made and delivered by Mortgagor to Mortgagee (the “Note”), Mortgagor hereby mortgages to Mortgagee, as continuing and collateral security for the payment of any and all indebtedness, liabilities and obligations of Mortgagor to Mortgagee, now existing or which may hereafter arise pursuant to or in connection with (as further described below) the Note, this Mortgage (Fourth Mortgage) (this “Mortgage”), that certain loan agreement by and between Mortgagor and Mortgagee, dated as of the date hereof (the “Loan Agreement”), the Survey, the Title Insurance Policy, the Guarantees and all other instruments, certificates, legal opinions and documents executed and delivered by either or both of the Borrower or the Administrative Agent in connection with the Note (the “Loan Documents”) or any amendments, renewals, extensions, modifications or substitutions of the Note or this Mortgage (collectively, the “Indebtedness”), the premises described on the attached Schedule A.

TOGETHER with all buildings, structures and other improvements now or hereafter erected, constructed or situated upon said premises, and all fixtures and equipment and other personal property now or hereafter affixed to, or used in connection with, said premises and any and all replacements thereof and additions thereto, all of which shall be deemed to be and remain and form a part of said premises and are covered by the lien of this Mortgage (said premises, buildings, structures, other improvements, fixtures and equipment and other personal property being collectively referred to as the “Premises”),

TOGETHER with all strips and gores of land adjoining or abutting the Premises,

TOGETHER with all right, title and interest of Mortgagor in and to all streets, alleys, highways, waterways and public places open or proposed in front of, running through or adjoining the Premises, and all easements and rights of way, public and private, now or hereafter used in connection with the Premises,

TOGETHER with all tenements, hereditaments and appurtenances and all the estate and rights of

Mortgagor in and to the Premises,

TOGETHER with all awards heretofore or hereafter made by any federal, state, county, municipal or other governmental authority, or by whomsoever made in any condemnation or eminent domain proceedings whatsoever, to the present or subsequent owners of the Premises or any portion thereof, for the acquisition for public purposes of the Premises or any portion thereof or any interest therein or any use thereof, or for consequential damages on account thereof, including any award for any change of grade of streets affecting the Premises or any portion thereof and any award for any damage to the Premises or any portion thereof or any interest therein or any use thereof.

Capitalized terms used herein but not otherwise defined herein shall have their respective meanings ascribed to them in the Loan Agreement.

MORTGAGOR COVENANTS WITH MORTGAGEE SO LONG AS THIS MORTGAGE IS IN EFFECT AS FOLLOWS:

1.INDEBTEDNESS. The Indebtedness shall be paid as provided in the Note and as provided herein. Additionally, Mortgagor acknowledges and agrees that any amounts now or hereafter due and owing from Mortgagor to Mortgagee arising from or in connection with any interest rate swap agreement, now existing or hereafter entered into between Mortgagor and Mortgagee, and any costs incurred by Mortgagee in connection therewith, including, without limitation, any interest, expenses, fees, penalties or other charges associated with any obligations undertaken by the Lending Group to hedge or offset the Lending Group’s obligations pursuant to such swap agreement, or the termination of any such obligations, shall be (i) deemed additional interest and/or a related expense (to be determined in the sole discretion of Mortgagee) due in connection with the principal amount of the Indebtedness secured by this Mortgage, (ii) included (in the manner described above) as part of the Indebtedness secured by this Mortgage, and secured by this Mortgage to the full extent thereof, and (iii) included in any judgment in any proceeding instituted by Mortgagee or its agents against Mortgagor for foreclosure of this Mortgage or otherwise.

2.    INSURANCE. (A) Mortgagor shall keep the Premises insured against each risk to which the Premises may from time to time be subject (including fire, vandalism and other risks covered by all risk insurance; if requested by Mortgagee, earthquake; if the Premises or any portion thereof are located in an area identified as an area having special flood hazards and in which flood insurance has been made available, flood; and loss of rents by reason of such risks) for the benefit of Mortgagee. Such insurance shall be provided in such amounts, for such periods, in such form, with such special endorsements, on such terms and by such companies and against such risks as shall be satisfactory to Mortgagee. Without limiting the generality of the preceding two sentences, each policy pursuant to which such insurance is provided shall contain a mortgagee clause, in form and substance satisfactory to Mortgagee, (a) naming Mortgagee as mortgagee and (b) providing that (i) all moneys payable pursuant to such insurance shall be payable to Mortgagee, (ii) such insurance shall not be affected by any act or neglect of Mortgagor or Mortgagee, any occupancy, operation or use of the Premises or any portion thereof for purposes more hazardous than permitted by the terms of such policy, any foreclosure or other proceeding or notice of sale relating to the Premises or any portion thereof or any change in the title to or ownership of the Premises or any portion thereof and (iii) such policy and such mortgagee clause may not be canceled or amended except upon thirty (30) days’ prior written notice to Mortgagee. Mortgagor shall deliver evidence of property insurance to Mortgagee in form reasonably acceptable to Mortgagee, provided however that any blanket property insurance policy shall specifically allocate to the Premises the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Premises. The acceptance by Mortgagee of evidence of property insurance from Mortgagor shall not be deemed or construed as an approval by Mortgagee of the form, sufficiency or amount of such insurance. Mortgagee does not in any way represent that such insurance, whether in scope or coverage or limits of coverage, is adequate or sufficient to protect the business or interest of Mortgagor. In the event of the foreclosure of this Mortgage, or a transfer of title to the Premises in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any such policies then in force shall pass to the purchaser or grantee of the Premises. All the provisions of this Section 2 and any other provisions of this Mortgage pertaining to insurance which may be required under this Mortgage shall be construed with Section 254, Subdivision 4 of the New York Real Property Law, but, said Section 254 to the contrary notwithstanding, Mortgagor consents that Mortgagee may, without qualification or limitation by virtue of said Section 254, retain and apply the proceeds of any such insurance in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to any Mortgagor for the repair or replacement of the Premises or for any other purpose satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment.

(B)    Notwithstanding the provisions set forth above in Section 2(A), in the event that all or any part of the Premises is damaged by fire or other casualty, and Mortgagor promptly notifies Mortgagee of its desire to repair and restore the same, then, provided that the following terms and conditions are and remain fully satisfied by Mortgagor, Mortgagee shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Premises where the loss is estimated by Mortgagee to be One Million and 00/100 Dollars ($1,000,000.00) or more. Mortgagee agrees to allow the insurance proceeds in an amount of up to One Million and 00/100 Dollars ($1,000,000.00) to be disbursed to Mortgagor for repair and restoration of the Premises:

(i)    no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Mortgage shall have occurred and be continuing;

(ii)    Mortgagor shall have delivered evidence reasonably satisfactory to Mortgagee, in its sole reasonable discretion, that the Premises can be fully repaired and restored six (6) months prior to the maturity of the Note;

(iii)    BJ’S Wholesale Club, Inc. (“BJ’S”) has not cancelled that certain lease agreement with Mortgagor dated March 12, 2009 (the “BJ Lease”) and The City of New York acting through the Department of Citywide Administrative Services (“NYC”, collectively with BJ’S, the “Tenant”) has not cancelled that certain lease agreement with Mortgagor dated November 5, 2009 (the “NYC Lease”, collectively with the BJ Lease, the “Lease”), provided, however, that Mortgagor may contest any attempt by Tenant to cancel the Lease, however such proceeds shall not be disbursed to the Mortgagor until Mortgagee has received evidence that any such Lease has not been cancelled;

(iv)    Mortgagor shall have deposited with Mortgagee for disbursement in connection with the restoration the greater of: (1) the applicable deductible under the insurance policies covering the loss; or (2) the amount by which the cost of restoration of the Premises to substantially the same value, condition and character as existed prior to such damage is reasonably estimated by Mortgagor, and approved by Mortgagee, in its reasonable judgment to exceed the net insurance proceeds available for restoration;

(v)    Mortgagor has paid as and when due all of Mortgagee’s direct, reasonable, out-of-pocket costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and legal fees. If not paid within ten (10) days of demand, and at Mortgagee's option, such costs may be deducted from the disbursements made by Mortgagee or added to the sums secured by this Mortgage in accordance with the provisions of Section 28 hereof; and

(vi)    if the Tenant has commenced paying rent, Mortgagor shall have delivered evidence reasonably satisfactory to Mortgagee, in its sole reasonable discretion, that the portion of the Premises being renovated is covered by adequate business interruption insurance.

Mortgagee shall have the right to apply the proceeds toward reduction of the Indebtedness as provided by Section 2(A) above, provided however that, notwithstanding the provisions set forth above in Section 2(B), to the extent any provision of either of the BJ Lease or the NYC Lease shall conflict with the provisions of Section 2(B), then in such case the BJ Lease or the NYC Lease shall control.

3.    ALTERATIONS, DEMOLITION OR REMOVAL. No building, structure, other improvement, fixture or equipment or other personal property constituting any portion of the Premises shall be removed, demolished or substantially altered without the prior written consent of Mortgagee except as more fully set forth the Loan Agreement .

4.    WASTE AND CHANGE IN USE. No Mortgagor shall commit any waste on the Premises or make any change in the use of the Premises which may in any way increase any ordinary fire, environmental or other risk arising out of construction or operation.

5.    MAINTENANCE AND REPAIRS. Mortgagee acknowledges that construction is ongoing. Subject to the aforesaid condition, Mortgagor shall keep and maintain all buildings, structures, other improvements, fixtures and equipment and other personal property constituting any portion of the Premises and the sidewalks and curbs abutting the Premises in good order and rentable and tenantable condition and state of repair. In the event that the Premises or any portion thereof shall be damaged or destroyed by fire or any other casualty, or in the event of the condemnation or taking of any portion of the Premises as a result of any exercise of the power of eminent domain, Mortgagor shall promptly restore, replace, rebuild or alter the same as nearly as possible to the condition immediately prior to such fire, other casualty, condemnation or taking without regard to the adequacy of any proceeds of any insurance or award received. Mortgagor shall give prompt written notice to Mortgagee of any such damage or destruction or of the commencement of any condemnation or eminent domain proceeding affecting the Premises or any portion thereof.

6.    EXISTENCE AND AUTHORITY. Mortgagor represents and warrants, and continues to represent and warrant as long as this Mortgage is in effect, as follows: (a) it is duly organized, validly existing and in good standing under the laws of the State of Delaware and will do all things necessary to preserve and keep in full force and effect the existence, franchises, rights and privileges of Mortgagor as a limited liability company, under the laws of the State of Delaware; (b) Mortgagor has the full power and authority to grant the mortgage lien hereunder and to execute, deliver and perform its obligations in accordance with this Mortgage; (c) the execution and delivery of this Mortgage will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement to which Mortgagor is a party; or (iii) result in a lien or encumbrance on any of its assets (other than the mortgage lien hereunder); (d) Mortgagor’s certificate of formation or other organizational or governing documents (“Governing Documents”) do not prohibit any term or condition of this Mortgage; (d) each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Mortgagor’s execution, delivery or performance of this Mortgage (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect and no other action is required under its Governing Documents or otherwise; and (e) Mortgagor has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

7.    TAXES AND ASSESSMENTS. Unless paid from an escrow established pursuant to Section 8 of this Mortgage, Mortgagor shall pay all taxes, general and special assessments and other governmental impositions with respect to the Premises before the end of any applicable grace period. Upon request by Mortgagee, Mortgagor shall promptly deliver to Mortgagee receipted bills showing payment of all such taxes, assessments and impositions within the applicable grace period.

8.    ESCROW FOR TAXES, ASSESSMENTS AND INSURANCE. Upon request by Mortgagee in the event insufficient funds remain in the budget for the construction of the Improvement to fund taxes and insurance, Mortgagor shall pay (a) monthly to Mortgagee on or before the first day of each and every calendar month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of the yearly taxes, general and special assessments, other governmental impositions and other liens and charges with respect to the Premises to be imposed for the ensuing year, as estimated by Mortgagee in good faith, and annual premiums for insurance on the Premises and (b) an initial payment such that, when such monthly payments are added thereto, the total of such payments will be sufficient to pay such taxes, assessments, impositions and other liens and charges and such insurance premiums on or before the date when they become due. Absent manifest error, Mortgagee’s calculation as to the amount to be paid into Escrow shall be deemed conclusive. So long as no Event of Default (as hereinafter defined) shall have occurred or exists, Mortgagee shall hold such payments in trust in an account maintained with Mortgagee without obligation to pay interest thereon, except such interest as may be mandatory by any applicable statute, regulation or other law, to pay, to the extent funds are available, such taxes, assessments, impositions and other liens and charges and such insurance premiums within a reasonable time after they become due; provided, however, that upon the occurrence or existence of any Event of Default, Mortgagee may apply the balance of any such payments held to the Indebtedness. If the total of such payments made by any Mortgagor shall exceed the amount of such payments made by Mortgagee, such excess shall be held or credited by Mortgagee for the benefit of Mortgagor. If the total of such payments made by any Mortgagor shall be less than the amount of such taxes, assessments, impositions and other liens and charges and such insurance premiums, then Mortgagor shall pay to Mortgagee any amount necessary to make up the deficiency on or before the date when any such amount shall be due.

9.    LEASES. Pursuant to Section 291-f of the New York Real Property Law, Mortgagor shall not (a) accept any prepayment of installments of rent to become due thereunder for more than one month in advance, without the prior written consent of Mortgagee or (b) modify or amend any existing leases, and will not make any rent concessions or other financial accommodations in favor of any tenant without the prior written consent of the Mortgagee. Further, all leases shall be subordinated to this Mortgage. In addition, any new lease for space in excess of 5,000 square feet at the Premises will be subject to the following Minimum Leasing Criteria:
Minimum Leasing Criteria

1. Fixed Rent:    At least $27.00 per rentable square foot (net of concessions), triple net.

2. Term: Not less than five (5) years.

3. Tenant Improvement Allowance/Landlord Work: Not more than $70.00 per rentable square foot.

4. Early Cancellation Rights: None during first five (5) years, thereafter at Mortgagor's discretion.

Upon request by Mortgagee, Mortgagor shall promptly furnish to Mortgagee a written statement containing the names and mailing addresses of all lessees of the Premises or of any portion thereof, the terms of their respective leases, the space occupied and the rentals payable thereunder and copies of their respective leases and shall cooperate in effecting delivery of notice of this covenant to each affected lessee.

10.    ASSIGNMENT OF LEASES AND RENTS. Mortgagor hereby assigns to Mortgagee all existing and future leases of the Premises or any portion thereof (including any amendments, renewals, extensions or modifications thereof) and the rents, issues and profits of the Premises (“Accounts”), as further security for the payment of the Indebtedness, and Mortgagor grants to Mortgagee the right to enter upon and to take possession of the Premises for the purpose of collecting the same and to let the Premises or any portion thereof, and after payment of each cost and expense (including each fee and disbursement of counsel to Mortgagee) incurred by Mortgagee in such entry and collection, to apply the remainder of the same to the Indebtedness, without affecting its right to maintain any action theretofore instituted, or to bring any action thereafter, to enforce the payment of the Indebtedness. In the event Mortgagee exercises such rights, it shall not thereby be deemed a mortgagee in possession, and it shall not in any way be made liable for any act or omission. No Mortgagor shall assign such leases, rents, issues or profits or any interest therein or grant any similar rights to any other person without Mortgagee’s prior written consent. Mortgagee hereby waives the right to enter upon and to take possession of the Premises for the purpose of collecting said rents, issues and profits, and Mortgagor shall be entitled to collect the same, until the occurrence or existence of any Event of Default, but such right of Mortgagor may be revoked by Mortgagee upon the occurrence or existence of any Event of Default. Upon the occurrence or existence of any Event of Default, Mortgagor shall pay monthly in advance to Mortgagee, or to any receiver appointed to collect said rents, issues and profits, a fair and reasonable monthly rental value for the use and occupation of the Premises, and upon default in any such payment shall vacate and surrender the possession of the Premises to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings pursuant to Article 7 of the New York Real Property Actions and Proceedings Law. The rights and remedies under this section and any separately recorded assignment of rents and/or leases in favor of Mortgagee shall be cumulative. In the event of any irreconcilable inconsistencies between such agreements and this section, the separately recorded assignment of rents and/or leases shall control.

11.    SECURITY AGREEMENT. This Mortgage constitutes a security agreement under the New York Uniform Commercial Code in effect in the State of New York, as amended from time to time (the “UCC”), and Mortgagor hereby grants to Mortgagee, to secure the Indebtedness, a continuing security interest in all personal property of Mortgagor used in connection with any portion of, or otherwise constituting a portion of, the Premises, including, without limitation, fixtures, goods that are or are to become fixtures, as-extracted items and timber to be cut, as such terms and categories may be defined or described in the UCC, as applicable, whether now existing or owned or hereafter arising or acquired, and in all proceeds, products, rents, issues, profits and accounts arising therefrom. Mortgagee shall have the right to file in any public office, without the signature of Mortgagor, any financing statement relating to such items of collateral. Mortgagee shall have each applicable right and remedy of a secured party under the UCC and each applicable right and remedy pursuant to any other law or pursuant to this Mortgage.

12.    NO TRANSFER. Mortgagor shall not, without Mortgagee’s and the Lending Group’s prior written consent, sell, convey or transfer the Premises or any portion thereof or any interest therein or contract to do so. Any change in the direct or indirect membership interest of Acadia-P/A Canarsie, LLC as the managing member and owner of 80% of the Mortgagor, whether by operation of law or otherwise, after which the percentage of such membership interest owned by any such managing member has decreased by at least twenty percent (20%) than it was on the date of this Mortgage shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12. All transfers, including Permitted Transfers (as defined herein), must comply with the Patriot Act. Subject to the foregoing, the following transfers shall be permitted (the "Permitted Transfers") by the Lending Group: (i) the sale, transfer, or issuance of stock in Acadia Realty Trust, in the ordinary course of business, provided such stock is listed on the NYSE or other nationally recognized stock exchange and/or (ii) any transfer that does not result in a Change of Control (as defined below). "Change of Control" means any transaction, transfer, admission, redemption, withdrawal, change in organizational documents or structure, or otherwise, whether directly or indirectly, as a result of which any person other than Acadia Realty Trust and/or Acadia Strategic Opportunity Fund II, LLC (the “Guarantor”) directly or indirectly controls Mortgagor.

13.    NO SECONDARY FINANCING OR OTHER LIENS. Except for that certain Mortgage made by Mortgagor in favor of Mortgagee in the principal sum of $48,000,000.00, dated January 12, 2010 as supplemented by that certain Supplemental Building Loan Mortgage made by Mortgagor in favor of Mortgagee in the principal sum of $3,000,000.00 dated as of January 19, 2011 (the “Building Loan Mortgage”) and that certain Mortgage made by Mortgagor in favor of Mortgagee in the principal sum of $7,000,000.00, dated January 19, 2011 (the “Third Mortgage”), Mortgagor shall not, without Mortgagee’s prior written consent, mortgage, pledge, assign, grant a security interest in or cause any other lien or encumbrance to be made or permit any other lien or encumbrance to exist upon the Premises or any portion thereof except for (a) taxes and assessments not yet delinquent and (b) any mortgage, pledge, security interest, assignment or other lien or encumbrance to Mortgagee or any affiliate of Mortgagee (an “Affiliate”).

14.    COMPLIANCE WITH LAWS. Mortgagor represents and warrants to Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, as follows: (a) the buildings, structures and other improvements now constituting any portion of the Premises are in full compliance with all applicable statutes, regulations and other laws (including all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Act of 1990) and all applicable deed restrictions, if any, and is not and shall not be used for any illegal purpose; (b) such compliance is based solely upon Mortgagor’s ownership of the Premises and not upon title to or interest in any other property. Mortgagor shall comply with or cause compliance with all statutes, regulations and other laws (including all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Acts of 1990), all other requirements of all governmental authorities whatsoever having jurisdiction over or with respect to the Premises or any portion thereof or the use or occupation thereof and with all applicable deed restrictions, if any; provided, however, that Mortgagor may postpone such compliance if and so long as the validity or legality of any such requirement or restriction shall be contested by such Mortgagor, with diligence and in good faith, by appropriate legal proceedings and Mortgagee is satisfied that such non-compliance will not impair or adversely affect the value of its security.

15.    WARRANTY OF TITLE; TITLE INSURANCE. Mortgagor represents and warrants to Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, that Mortgagor holds good and marketable title in fee simple absolute to the Premises. Upon request by Mortgagee, Mortgagor shall furnish to Mortgagee at Mortgagor’s own cost and expense a title insurance policy in the then amount of the Indebtedness, (a) naming Mortgagee as mortgagee, (b) covering the lien on the Premises granted pursuant to this Mortgage, (c) containing no exception not approved by Mortgagee, (d) issued by a title insurance company qualified to do business in the State of New York and satisfactory to Mortgagee and (e) otherwise in form and substance satisfactory to Mortgagee.

16.    CERTAIN RIGHTS AND OBLIGATIONS.

(a)    Mortgagee may take such action as Mortgagee deems appropriate to protect the Premises or the status or priority of the lien of this Mortgage, including: entry upon the Premises to protect the Premises from deterioration or damage, or to cause the Premises to be put in compliance with any governmental, insurance rating or contract requirements; payment of amounts due on liens having priority over this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage; obtaining insurance on the Premises (including flood insurance); or commencement or defense of any legal action or proceeding to assess or protect the validity or priority of the lien of this Mortgage. On demand,

Mortgagor shall reimburse Mortgagee for all expenses in taking any such action, with interest, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the Indebtedness evidenced by the Note.

(b)    Mortgagor authorizes Mortgagee, without notice, demand or any reservation of rights and without affecting this Mortgage, from time to time: (i) to accept from any person or entity and hold additional collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (ii) to accept and hold any endorsement or guaranty of payment of the Indebtedness or any part thereof, and to release or substitute any such obligation of any Guarantor or any person or entity who has given any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such Guarantor, person or entity; (iii) upon the occurrence of an Event of Default, to direct the order or manner of the disposition of any and all collateral and the enforcement of any and all endorsements and guaranties relating to the Indebtedness or any part thereof as Mortgagee, in its sole discretion, may determine; and (iv) upon the occurrence of an Event of Default to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise) including if the amount of the Indebtedness secured by this Mortgage is less than the total amount of the obligations under the Note or that certain Continuing Guaranty of the Guarantor, dated January 12, 2010 as amended and restated by that certain Amended and Restated Continuing Guaranty dated as of January 19, 2011 and as further amended and restated by that certain Amended and Restated Continuing Guaranty dated as of the date hereof (collectively, the “Guaranty”), to make any such application to such obligations, if any, in excess of the amount of the Indebtedness secured by this Mortgage.

(c)    Notwithstanding the occurrence of an Event of Default, this Mortgage shall remain valid, binding and enforceable: (i) without deduction by reason of any setoff, defense or counterclaim of Mortgagor or Guarantor, (ii) without requiring protest or notice of nonpayment or notice of default to Mortgagor or to Guarantor, or to any other person; (iii) without demand for payment or proof of such demand; (iv) without requiring Mortgagee to resort first to Mortgagor or to any other guaranty or any collateral which Mortgagee may hold; (v) without requiring notice of acceptance hereof or assent hereto by Mortgagee; and (vi) without requiring notice that any indebtedness has been incurred or of the reliance by Mortgagee upon this Mortgage; all of which Mortgagor hereby waives.

(d)    The enforceability of this Mortgage shall not be affected by: (i) any failure to perfect or continue the perfection of any security interest in or other lien on any other collateral securing payment of the Indebtedness; (ii) the invalidity, unenforceability, or loss or change in priority of any such security interest or other lien; (iii) any failure to protect, preserve or insure any such collateral; (iv) any defense arising by reason of the cessation from any cause whatsoever of liability of any Guarantor; (v) any compromise of any obligation of Mortgagor or any Guarantor; (vi) the invalidity or unenforceability of any of the Indebtedness; or (vii) any renewal, extension, acceleration, or other change in the time for payment of, or the terms of the interest on the Indebtedness or any part thereof; all of which Mortgagor hereby waives.

(e)    If Mortgagee shall receive from or on behalf of Mortgagor any sum less than the full amount then due and payable, Mortgagee may, but shall not be obligated to, accept the same and, if it elects to accept any such payment, it may without waiving any Event of Default: (i) apply such payment on account of the Indebtedness or any amount payable hereunder, or (ii) hold same or any part thereof, without liability for interest, in a special account and from time to time apply same or any part thereof as specified in subsection (i) of this subsection.

17.    LIEN LAW COVENANT. Mortgagor shall receive the advances secured by this Mortgage and shall hold the right to receive such advances as a trust fund in accordance with the provisions of Section 13 of the New York Lien Law.

18.    APPLICATION OF AND INTEREST ON CONDEMNATION AWARD. (A) Mortgagor consents that Mortgagee may retain and apply the proceeds of any award by a condemning authority in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to Mortgagor for the restoration or alteration of the Premises or for any other purpose satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment. In the event of the condemnation or taking by eminent domain of the Premises or any portion thereof, Mortgagee shall not be limited to the interest paid on the award by the condemning authority, but shall be entitled to receive out of the award interest on the Indebtedness in accordance with its terms.

(B)    Notwithstanding the foregoing provisions set forth above in Section 18(A), and provided that the following terms and conditions are and remain fully satisfied by Mortgagor, Mortgagee agrees to allow the proceeds of a condemnation award in an amount of up to One Million and 00/100 Dollars ($1,000,000.00) to be applied to restoration of the Premises, if necessary in Mortgagee's sole discretion:

(i)    no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Mortgage shall have occurred and be continuing;

(ii)    Mortgagor shall have delivered evidence reasonably satisfactory to Mortgagee, in its sole discretion, that the Premises can be fully restored six (6) months prior to the maturity of the Note;

(iii)    Tenant has not cancelled the Lease;

(iv)    Mortgagor shall have deposited with Mortgagee for disbursement in connection with the restoration the greater of: (1) the applicable deductible under the insurance policies covering the loss; or (2) the amount by which the cost of restoration of the Premises to substantially the same value, condition and character as existed prior to such damage is estimated by Mortgagee to exceed the net insurance proceeds available for restoration; and

(v)        Mortgagor has paid as and when due all of Mortgagee's direct, reasonable, out-of-pocket costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and reasonable legal fees. If not paid within ten (10) days of demand, and at Mortgagee's option, such costs may be deducted from the disbursements made by Mortgagee or added to the sums secured by this Mortgage in accordance with the provisions of Section 28 hereof ; and

(vi)    Mortgagor shall have delivered evidence reasonably satisfactory to Mortgagee, in its sole reasonable discretion, that the portion of the Premises being restored is covered by adequate business interruption insurance.

19.    APPOINTMENT OF RECEIVER. In addition to any other remedy, upon the occurrence of any Event of Default, Mortgagee, in any action to foreclose this Mortgage, shall be entitled, without notice or demand and without regard to the adequacy of any security for the Indebtedness or the solvency or insolvency of any person liable for the payment thereof, to the appointment of a receiver of the rents, issues and profits of the Premises.

20.    SALE IN ONE OR MORE PARCELS. In case of a foreclosure sale, the Premises may be sold in one or more parcels, any provision of any statute, regulation or other law to the contrary notwithstanding.

21.    ESTOPPEL STATEMENT. Upon request by Mortgagee, Mortgagor shall furnish to Mortgagee within five (5) business days if such request is made in person or within ten (10) business days if such request is otherwise made a written statement duly acknowledged of the amount of the Indebtedness and whether any offsets or defenses exist against the Indebtedness. Upon request by Mortgagor, but not more frequently than twice in any given calendar year, Mortgagee shall furnish to Mortgagor within five (5) business days if such request is made in person or within ten (10) business days if such request is otherwise made a written statement duly acknowledged of the amount of the Indebtedness.

22.    RIGHT TO INSPECT AND EXAMINE. Upon request by Mortgagee, Mortgagor shall immediately permit Mortgagee and each officer, employee, accountant, attorney and other agent of Mortgagee to enter and inspect the Premises and to examine, audit, copy and extract each record of any Mortgagor relating to the Premises or any portion thereof.

23.    FINANCIAL STATEMENTS. Mortgagor shall furnish to Mortgagee the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied and otherwise in form and substance satisfactory to Mortgagee and certified to be true and complete in all material respects by an authorized officer of Mortgagor:

(a) Fiscal Year End Financial Statements.

(1) As soon as available, but in any event within one hundred twenty (120) days of the fiscal year end, Mortgagor shall cause the Guarantor to deliver to Mortgagee, annual accountant audited financial statements for Guarantor.

(2)    As soon as available, but in any event within one hundred twenty (120) days of the fiscal year end, Mortgagor shall deliver to Mortgagee, annual internally prepared financial statements for Mortgagor and a certification by an officer of Mortgagor that all covenants as required are in compliance and have been checked, and that no violations or defaults have occurred and if so, an explanation of the steps taken to correct such violations and/or cure such default, and in the event that the Mortgagor has elected the option to modify the Note to a mini-permanent mortgage loan then the Mortgagor shall furnish financial statements which shall contain all rental and other income and the detailed operating expenses for the Premises, including a rent roll, together with (i) an annual compliance certificate with a calculation of financial covenants signed by an authorized officer of Mortgagor; and (ii) a certification by an officer of Mortgagor that all covenants as required are in compliance and have been checked, and that no violations or defaults have occurred and if so, an explanation of the steps taken to correct such violations and/or cure such default.

(b)    Tax Returns. (i) Mortgagor shall deliver to Mortgagee, no later than April 16th of each year or, if extended, within thirty (30) days after same are filed, complete copies of federal tax returns together with all schedules and addenda thereto, as applicable, each of which shall be signed and certified by Mortgagor to be true and complete copies of such returns; and (ii) Mortgagor shall cause Guarantor to deliver to Mortgagee, no later than April 16th of each year or, if extended, within thirty (30) days after same are filed, complete copies of federal tax returns of Guarantor together with all schedules and addenda thereto, as applicable, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns.

(c)    Other Information. Mortgagor shall deliver to Mortgagee within fifteen (15) days of the Mortgagee’s request therefor, a rent roll and such other financial information with respect to the Mortgagor in such detail as the Mortgagee may reasonably require.

24.    AUTHORIZATION AND POWER OF ATTORNEY. Mortgagee is irrevocably and unconditionally authorized to take, and Mortgagor irrevocably and unconditionally appoints Mortgagee as the attorney-in-fact of such Mortgagor, with full power of substitution and of revocation, to take, in the name of such Mortgagor or otherwise at the sole option of Mortgagee, each action relating to the Premises or any portion thereof that, subject to this Mortgage, such Mortgagor could take in the same manner, to the same extent and with the same effect as if such Mortgagor were to take such action; provided, however, that Mortgagee shall not have the right, pursuant to such authorization or as such attorney-in-fact, to sell or otherwise dispose of the Premises or any portion thereof. Such power of attorney is coupled with an interest in favor of Mortgagee, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Mortgagor.

25.    FURTHER ASSURANCES. Promptly upon request by Mortgagee, Mortgagor shall execute and deliver each writing, and take each other action, that Mortgagee shall deem necessary or desirable at the sole option of Mortgagee (a) to perfect or accomplish any lien or security interest granted, or assignment made, pursuant to this Mortgage; (b) otherwise to accomplish any purpose of this Mortgage; (c) in connection with any transaction contemplated by this Mortgage; or (d) in connection with the Premises or any portion thereof.

26.    ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. Mortgagor represents and warrants, and continues to represent and warrant as long as this Mortgage is in effect to the best of its knowledge, to Mortgagee that except as otherwise disclosed in that certain Business/Lender Phase I Environmental Site Assessment Report dated October 9, 2009 (a) Mortgagor and the Premises are in compliance with each statute, regulation or other law and each judgment, order or award of any court, agency or other governmental authority or of any arbitrator (individually an “Environmental Requirement”) relating to the protection of any water, water vapor, land surface or subsurface, air, fish, wildlife, biota or other natural resources or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any chemical, natural or synthetic substance, waste, pollutant or contaminant (collectively “Regulated Materials”), (b) Mortgagor has not been charged with, or has received any notice that such Mortgagor is under investigation for, the failure to comply with any Environmental Requirement, nor has Mortgagor received any notice that Mortgagor has or may have any liability or responsibility under any Environmental Requirement with respect to the Premises or otherwise, (c) the Premises have never been used for (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of Regulated Materials, except as permitted by law, (ii) a landfill or other waste disposal site or (iii) military purposes, (d) no underground storage tanks are located on the Premises, (e) the environmental media at the Premises do not contain Regulated Materials beyond any legally permitted level, (f) there has never been any release, threatened release, migration or uncontrolled presence of any Regulated Materials on, at or from the Premises or, to the knowledge of Mortgagor, within the immediate vicinity of the Premises and (g) Mortgagor has not received any notice of any such release, threatened release, migration or uncontrolled presence. Mortgagor shall not cause or permit the Premises to be used in any way that would result in any of the representations and warranties contained in the preceding sentence to be false or misleading at any future time. To the extent any such representation or warranty at any time is or becomes false or misleading, Mortgagor shall promptly notify Mortgagee thereof. If at any time Mortgagor obtains any evidence or information which suggests that potential environmental problems may exist on, at or about the Premises, Mortgagee may request Mortgagor, at Mortgagor’s own cost and expense, to conduct and complete investigations, studies, sampling and testing with respect to the

Premises requested by Mortgagee. Mortgagor shall promptly furnish to Mortgagee copies of all such investigations, studies, samplings and tests. Mortgagor shall (a) conduct and complete all such investigations, studies, samplings and testing, and all remedial, removal and other actions necessary with respect to the Premises, in accordance with all applicable Environmental Requirements and promptly furnish to Mortgagee copies of all documents generated in connection therewith and (b) defend, reimburse, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, the violation of, or other liability or responsibility under, any Environmental Requirements, or the release, threatened release, migration or uncontrolled presence of any Regulated Materials on, at or from the Premises including attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. In the event this Mortgage is foreclosed, or Mortgagor tenders a deed in lieu of foreclosure which Mortgagee agrees to accept, Mortgagor shall be responsible to deliver the Premises to Mortgagee free of any and all Regulated Materials other than any that are (a) normally used in Mortgagor’s business and (b) located and maintained thereon in compliance with all applicable Environmental Requirements and in a condition that conforms with all applicable Environmental Requirements. The provisions of this Section 26 shall be in addition to any and all other obligations and liabilities Mortgagor may have to Mortgagee at common law or any other agreement with Mortgagee, and shall survive the transactions contemplated in this Mortgage and the termination of this Mortgage.

27.    EVENTS OF DEFAULT.

(a)    Any of the following events or conditions shall constitute an “Event of Default”:

(i) failure by Mortgagor to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Indebtedness, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of the Indebtedness or the Indebtedness as set forth under the Building Loan Mortgage, the Third Mortgage or this Mortgage;

(ii) default by Mortgagor in the performance of any obligation, term or condition of this Mortgage, the Building Loan Mortgage, the Third Mortgage or any other agreement with Mortgagee or any of its Affiliates where such default is not otherwise referred to in this Mortgage, the Building Loan Mortgage, the Third Mortgage or other agreement with Mortgagee or any of its Affiliates and same is not cured, if capable of being cured, within thirty (30) days after notice, provided that if Mortgagor cannot perform or comply within such thirty (30) day period and such failure is capable of performance or compliance by Mortgagor, then so long as Mortgagor has commenced to perform or comply and thereafter diligently and expeditiously proceeds to perform or comply, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mortgagor to perform or comply;

(iii) failure by Mortgagor to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any material indebtedness or obligation owing to any third party or any Affiliate, the occurrence of any event which could result in acceleration of payment of any such material indebtedness or obligation or the failure to perform any agreement with any third party or any Affiliate;

(iv) Mortgagor is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due;

(v) failure to pay, withhold or collect any tax as required by law;

(vi) Mortgagor makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of Mortgagor to a third party; or the cessation by Mortgagor as a going business concern;

(vii) Mortgagor files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within sixty (60) days);

(viii) the reorganization, merger, consolidation or dissolution of Mortgagor (or the making of any agreement therefor);

(ix) the entry of any judgment in excess of $500,000, or order of any court, other governmental authority or arbitrator against Mortgagor;

(x) falsity, omission or inaccuracy of facts submitted to Mortgagee or any Affiliate (whether in a financial statement or otherwise);

(xi) any pension plan of Mortgagor fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of Mortgagee, might have a material adverse effect on Mortgagor’s ability to repay its debts;

(xii) any indication or evidence received by Mortgagee that Mortgagor may have directly or indirectly been engaged in any type of activity which, in Mortgagee’s reasonable discretion, might result in the forfeiture of the Premises to any governmental authority, including the material breach or default under any covenants, restrictions or other agreements recorded of record against the Premises;

(xiii) the occurrence of any event described in Section 27.1(i) through and including 27.1(xii) with respect to any Guarantor;

(xiv) Mortgagee in good faith believes that the prospect of payment of all or any part of the Indebtedness or performance of Mortgagor’s obligations under this Mortgage or any other agreement now or hereafter in effect between Mortgagor or Guarantor and Mortgagee or its Affiliates is impaired; or

(xvi) the occurrence of an Event of Default under any of the Loan Documents, the Loan Agreement, the Building Loan Mortgage or the Third Mortgage.

(b)    Mortgagee, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default. All or any part of any Indebtedness not payable on demand shall be automatically and immediately due and payable, without demand or notice of any kind, upon the commencement of Mortgagor’s or Debtor’s bankruptcy if voluntary and upon the lapse of sixty (60) days without dismissal if involuntary, unless an order for relief is entered sooner. The provisions of this paragraph are not intended in any way to affect any rights of Mortgagee with respect to any Indebtedness which may now or hereafter be payable on demand.

(c)    Upon the happening of an Event of Default, whether or not foreclosure proceedings have been instituted, Mortgagor shall, upon demand, surrender possession of the Premises to Mortgagee. If Mortgagor remains in possession of the Premises after the happening of an Event of Default and demand by Mortgagee, the possession shall be as tenant of Mortgagee and Mortgagor agrees to pay in advance upon demand to Mortgagee a reasonable monthly rental for the Premises or portion so occupied. Mortgagee may dispossess, by summary proceedings or otherwise, any tenant of Mortgagor defaulting in the payment of rent. If a receiver is appointed, this covenant shall inure to the benefit of such receiver. Notwithstanding any provision of law to the contrary, Mortgagee may, at its option, foreclose this Mortgage subject to the rights of tenants of the Premises which are subordinate to the lien of this Mortgage.

(d)    If the Indebtedness, as evidenced by a single note or other written instrument shall exceed the amount secured by this Mortgage, or as evidenced by a combination of same that singularly or in part collectively may be less than said secured amount but combined exceed said secured amount, Mortgagee, in any foreclosure hereof, shall have the right to sue and collect the excess in the same action as commenced for the foreclosure hereof, and recover a money judgment for said excess with all the rights attendant thereto, including the issuance of an execution to the Sheriff for collection thereof, and Mortgagor hereby waives any defense based upon a claim that in doing so, Mortgagee is splitting its cause of action if it seeks to foreclose this Mortgage for part of the indebtedness and recover at law for another part.

(e)    Upon the happening of an Event of Default, Mortgagee may pursue, take or refrain from pursuing any remedy for collection of the Indebtedness, including foreclosure of this Mortgage.

(f)    Mortgagee may, either with or without entry or taking possession of the Premises as provided in this Mortgage or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action of foreclosure of this Mortgage: (A) sell the Premises or any part thereof pursuant to any procedures provided by applicable law allowing non-judicial foreclosure of Mortgage by sale, and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law or (B) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or in this Mortgage, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure under this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee may elect. Any reference in this Mortgage to an action or right of Mortgagee in regard to or in connection with a “foreclosure proceeding” shall be deemed to include a sale and/or proceeding under this subsection, including a non-judicial foreclosure of mortgage by sale.

28.    EXPENSES. Mortgagor shall pay to Mortgagee and the Co-Lender on demand all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements whether for internal or outside counsel) incurred by Mortgagee and the Co-Lender in connection with the Indebtedness or the Mortgage including costs of collection, of preserving or exercising any right or remedy of Mortgagee under this Mortgage or any related security agreement or guaranty, of workout or bankruptcy proceedings by or against Mortgagor, of defending against any claim asserted as a direct or indirect result of the Indebtedness or of performing any obligation of any Mortgagor pursuant to this Mortgage or otherwise (including payment of any amount any Mortgagor is obligated to pay pursuant to this Mortgage and performance of any obligation of Mortgagor pursuant to this Mortgage). Mortgagor agrees to defend and indemnify Mortgagee and the Co-Lender from any and all third party claims arising from Mortgagor’s duties as owner and/or occupant of the Premises, and further agrees to pay, upon demand, any expense that Mortgagee and the Co-Lender may incur (including reasonable attorneys’ fees and disbursements whether for internal or outside counsel) due to Mortgagor’s failure to provide appropriate defense and indemnification to Mortgagee and the Co-Lender in a timely manner. Mortgagee and the Co-Lender reserves the right to have Mortgagor pay, upon demand, administrative fee(s) in regard to any administrative action Mortgagee and the Co-Lender is required or requested to take including the preparation of discharges, releases or assignments to third parties. Costs and expenses shall accrue interest at the Default Rate from the date of demand until payment is actually received by Mortgagee and the Co-Lender. Each such cost and expense and any interest thereon shall constitute part of the Indebtedness and be secured by this Mortgage and may be added to the judgment in any suit brought by Mortgagee, the Co-Lender or their respective agents against any Mortgagor on this Mortgage.

29.    NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Mortgagor or to Mortgagee addressed as set forth below (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 29. Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal service and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Mortgagor and Mortgagee.

Mortgagee:	Manufacturers and Traders Trust Company
One Fountain Plaza
Buffalo, New York 14203
Attention: Office of General Counsel

with a copy to:    DelBello Donnellan Weingarten Wise &                     Wiederkehr, LLP
1 North Lexington Avenue
White Plains, New York 10601
Attention: Ann Carlson, Esq.
and
Manufacturers and Traders Trust Company
303 South Broadway, Suite 130
Tarrytown, New York 10592
Attention: John Stroligo, Vice President

If to Mortgagor:    c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters, Esq.

30.    LITIGATION. Mortgagor shall promptly notify Mortgagee in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Mortgagor (or the threat thereof) if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Mortgagor or title to, or the value of, any assets secured by the Mortgage or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of the Mortgage, the Note or any document executed in connection therewith including any guaranties or any action taken, or to be taken, pursuant to any such documents. Mortgagor shall furnish to Mortgagee such information regarding any such litigation, proceeding, counterclaim, or investigation as Mortgagee shall request.

31.    NOTICE OF NON-COMPLIANCE. Mortgagor shall notify Mortgagee in writing of any failure by Mortgagor to comply with any provision of the Note, the Mortgage or any document executed in connection therewith immediately upon learning of such non-compliance, or if any representation, warranty or covenant contained in any such document is no longer true. Mortgagor shall also immediately notify

Mortgagee in writing if there is any material adverse change in any of the information or financial statements supplied to Mortgagee to induce Mortgagee to extend credit to Mortgagor or if such information or financial statement is required under this Mortgage or any other document executed in connection therewith.

32.    COVENANTS SHALL RUN WITH THE LAND. The covenants contained in this Mortgage shall run with the land and bind Mortgagor, each heir, legal representative, successor and assign of Mortgagor and each subsequent owner, encumbrancer, tenant and subtenant of the Premises or any portion thereof, and shall inure to the benefit of, and be enforceable by, Mortgagee and each successor and assign of Mortgagee.

33.    NONWAIVER BY MORTGAGEE. All rights and remedies of Mortgagee under this Mortgage and its other agreements with Mortgagor are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by Mortgagee or its agents of any right or remedy shall preclude full and timely exercise by Mortgagee or its agents at any time of any right or remedy of Mortgagee without notice or demand, at Mortgagee’s sole option. No course of dealing or other conduct, no oral agreement or representation made by Mortgagee or its agents or usage of trade shall operate as a waiver of any right or remedy of Mortgagee. No waiver of any right or remedy of Mortgagee hereunder shall be effective unless made specifically in writing by Mortgagee. No notice or demand on Mortgagor or Guarantor in any case shall entitle Mortgagor or Guarantor to any other or further notice in similar or other circumstances.

34.    RIGHT OF SETOFF. If an Event of Default occurs, Mortgagee, the Co-Lender and their respective Affiliates shall also have the right to setoff against the indebtedness any property held in a deposit or other account or otherwise owing by Mortgagee, the Co-Lender or their respective Affiliates including, in any capacity to any Mortgagor or Guarantor in any capacity whether or not the Indebtedness or the obligation to pay such moneys owed by Mortgagee and the Co-Lender is then due, and Mortgagee and the Co-Lender shall be deemed to have exercised such right of setoff immediately at the time of such election.

35.    TERM; SURVIVAL. The term of this Mortgage and Mortgagor’s obligations hereunder shall continue until the Indebtedness has been fully paid to Mortgagee’s satisfaction. Mortgagor’s obligation to pay the costs and expenses hereunder shall survive the term of this Mortgage and the entry of any judgment of foreclosure. Mortgagor’s representations, warranties, covenants and agreements shall survive during the term of this Mortgage and shall be presumed to have been relied upon by Mortgagee. If after receipt of any payment of all or any part of the Indebtedness, Mortgagee is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, this Mortgage shall continue in full force notwithstanding any contrary action which may have been taken by Mortgagee in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Mortgagee’s rights under this Mortgage and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

36.    MISCELLANEOUS. This Mortgage is absolute and unconditional. This Mortgage and all documents, including the Note, any Guaranty and any other document required to be executed by Mortgagor or Guarantor in connection with the transaction contemplated hereby constitute the entire agreement and understanding between the parties hereto with respect to such transaction and supersedes all prior negotiations, courses of dealing, understandings, and agreements between such parties with respect to such transactions. This Mortgage is a binding obligation enforceable against Mortgagor and its heirs and legal representatives and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns. Any reference herein to “Mortgagee” shall be deemed to include and apply to every subsequent holder of this Mortgage and any reference herein to “Mortgagor”, or “Guarantor” shall include; (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of Mortgagor or Guarantor, as the case may be, shall have been transferred; (ii) in the case of a partnership Mortgagor or Guarantor (as the case may be) any new partnership which shall have been created by reason of the admission of any new partner or partners therein, or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company, Mortgagor or Guarantor (as the case may be) any other entity into or with which Mortgagor or Guarantor (as the case may be) shall have been merged, consolidated, reorganized, or absorbed. It is the intent of Mortgagor and Mortgagee that the provisions of this Mortgage, other than those included in the New York statutory form of mortgage, shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions contained in such statutory form. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Mortgage. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Mortgage and shall be deemed continuous. Each provision of this Mortgage shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Mortgagor agrees that in any legal proceeding, a photocopy of this Mortgage kept in Mortgagee’s course of business may be admitted into evidence as an original.

37.    JOINT AND SEVERAL. If there is more than one Mortgagor, each of them shall be jointly and severally liable for all amounts and obligations which become due or should be performed under this Mortgage and the term “Mortgagor” shall include each as well as all of them.

38.    GOVERNING LAW; JURISDICTION. This Mortgage has been delivered to and accepted by Mortgagee and will be deemed to be made in the State of New York. This Mortgage will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK STATE IN NEW YORK OR WESTCHESTER COUNTY AND CONSENTS THAT MORTGAGEE MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT MORTGAGOR’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS MORTGAGE WILL PREVENT MORTGAGEE FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST MORTGAGOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF MORTGAGOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both Mortgagee and Mortgagor. Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

39.    WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS MORTGAGE OR THE TRANSACTIONS RELATED THERETO. MORTGAGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT MORTGAGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS

RIGHT TO JURY TRIAL WAIVER. MORTGAGOR ACKNOWLEDGES THAT MORTGAGEE HAS BEEN INDUCED TO ACCEPT THIS MORTGAGE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

40.        Recourse Liability. No past, present or future member, or any past, present or future shareholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or affiliate of Borrower or any member of Borrower, (each such Person, an “Exculpated Party”) shall be personally liable for payments due hereunder or under any other Loan Document or for the performance of any obligation, or breach of any representation or warranty made by Borrower hereunder or thereunder.  The sole recourse of the Administrative Agent and the Lending Group for satisfaction of the obligations of Borrower hereunder and under any other Loan Document shall be against Borrower and its assets and not against any assets or property of any such Exculpated Party other than the direct or indirect ownership interest of such Exculpated Party in Borrower.  In the event that an Event of Default occurs in connection with such obligations, no action shall be brought against any such Exculpated Party by virtue of its direct or indirect ownership interest in Borrower.  In the event of foreclosure or other sale or disposition of the Premises, no judgment for any deficiency upon the obligations hereunder or under any other Loan Document shall be obtainable by the Administrative Agent or the Lending Group against any such Exculpated Party.  Notwithstanding the foregoing, nothing in this Section 40 shall affect or diminish the obligations of Borrower or Guarantor under or in respect of each Loan Document to which it is a party, including the Guarantees (including the right to name any Guarantor in any foreclosure action in connection with its obligations under the Guarantees).  Notwithstanding the foregoing provisions of this Section 40, each Exculpated Party shall be personally (and on a full recourse basis) liable for and shall indemnify and defend Administrative Agent and the Lending Group from and against, and shall hold Administrative Agent and the Lending Group harmless of, from and against any deficiency, liability, loss, damage, costs, and expenses (including legal fees and disbursements) suffered by Administrative Agent and/or the Lending Group and caused by, or arising out of or as a result of any of the following:  (i) such Person’s commission of a criminal act, (ii) such Person’s failure to comply with the provisions of the Loan Documents prohibiting a transfer or Change of Control; (iii) such Person’s misappropriation of any cash flow or other revenue derived from or in respect of the Project, including security deposits, insurance proceeds, condemnation awards, or any rental, sales or other income derived directly or indirectly from the Project, or the misapplication of any of the foregoing sums, in either event, in contravention of any provision of this Mortgage or the other Loan Documents; (iv) such Person’s fraud or misrepresentation or inaccurate certification made at any time in connection with the Loan Documents or the Indebtedness; (v) such Person’s intentional interference with Administrative Agent’s (or the Lending Groups’) exercise of its rights under any of the Loan Documents; (vi) such Person’s intentional destruction or removal of fixtures or personal property securing the Obligations unless replaced by items of equal value and utility; (vii) such Person’s misapplication or misappropriation of funds disbursed from the Project Fund; (viii) such Person’s commissions of intentional waste to or of the Project or any portion thereof or failure to maintain the Project and the Premises in the manner required by the Loan Documents; (ix) failure to maintain the insurance coverage required by the Loan Documents; (x) failure to pay taxes, assessments and any other charges, including, without limitation, charges for labor or materials, which could result in prior liens against any portion of the Project; (xi) willful misconduct; (xii) Borrower files a voluntary petition under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiii) such Person files or joins in the filing of, or solicits or acts in concert with, or colludes or conspires with petitioning creditors with respect to, an involuntary petition against Borrower under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiv) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xv) such Person consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Project; or (xvi) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

41.    ASSIGNMENT.    Upon the request of Mortgagor, Mortgagee shall assign its rights under this Mortgage in the event of a refinance of the Premises provided the debt is repaid in full in connection therewith and such assignment is made without recourse and without representation or warranty and further provided that Mortgagee hereby agrees to pay to Mortgagee an assignment fee of $5,000.00 (the “Assignment Fee”) and to pay the reasonable fees of Mortgagee's counsel to prepare such assignment, notwithstanding the foregoing, this Assignment Fee shall be in addition to not substitution for any Exit Fee that may or may not be due in accordance with the terms and conditions of the Loan Documents.
42. MAXIMUM AMOUNT OF INDEBTEDNESS.     Notwithstanding anything to the contrary in his Mortgage, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by this Mortgage (including Mortgagor 's obligation to reimburse advances made by Mortgagee), either at execution or any time thereafter is $4,000,000.00 (the "Secured Amount"), plus all interest, amounts that Mortgagee has advanced to Mortgagor in accordance with the Loan Documents and that Mortgagee expends after a declaration of default under the Mortgage to the extent that any such amounts shall constitute payment of (i) taxes, charges or assessments that may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or, (iv) any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, in each such event, such amounts or costs, together with interest thereon, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor the day and year first above written.

Canarsie Plaza LLC

By: /s/ Robert Masters__________
Robert Masters
      Senior Vice President

ACKNOWLEDGMENT

STATE OF NEW YORK            )
: ss.
COUNTY OF WESTCHESTER    )

On the 18th day of August, in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones
Notary Public

Debra Leibler-Jones
State of New York
No. 01LE6005994
Qualified in Dutchess County
Comm. Exp. 04/20/2014

MORTGAGE NOTE
New York
August 24, 2011    $1,916,800.00

BORROWER (Name): Canarsie Plaza LLC
(Organizational Structure): limited liability company
(State Law organized under): Delaware
(Address of chief executive office): c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605

LENDER:    MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, New York 14203 Attn: Office of the General Counsel ("M&T") individually as a lender and as the administrative agent for itself and Capital One, N.A., as a lender (the "Co-Lender" and, referred to collectively with M&T as the "Lending Group") and the Lending Group (the “Lender”).

Definitions. The following terms shall have the indicated meanings in this Note, capitalized terms used herein but not otherwise defined herein shall have their respective meanings ascribed to them in the Loan Agreement:

1.
“Building Loan Agreement” shall mean the building loan agreement between Borrower and the Lender dated January 12, 2010, as supplemented by the supplemental building loan agreement, dated as of January 19, 2011 and as the same may be further supplemented, amended, modified or replaced from time to time in connection with the construction and mortgage financing of real property described in the Mortgage.

2.	“Escrow” shall mean any escrow requirement under the Mortgage or the Loan Agreement for the payment of taxes and/or other charges.

3.	“First Payment Date” shall mean the first day of September, 2011.

4.
“Loan Agreement” shall mean the loan agreement between Borrower and the Lender dated the date hereof in connection with the mortgage financing of real property described in the Mortgage, as the same may be amended, modified or replaced from time to time.

5.
“Loan Documents” shall mean this Note, the Loan Agreement, the Building Loan Agreement, the Third Mortgage Loan Agreement, the Mortgage, the Survey, the Title Insurance Policy, the Guarantees and all other instruments, certificates, legal opinions and documents executed and delivered by either or both of the Borrower or the Lender in connection with this Note, the Loan Agreement or the Building Loan Agreement.

6.
“Maturity Date” is the earlier of (i) January 12, 2012; or (ii) any earlier date on which this Note is required to be paid in full, by acceleration or otherwise, under the Loan Agreement or any of the other Loan Documents.

7.
“Mortgage” shall mean the fourth mortgage dated on or about the date of this Note executed by Borrower, as the same may be amended, modified or replaced from time to time, securing obligations arising pursuant to or in connection with this Note.

8.	“Principal Sum” shall mean One Million Nine Hundred Sixteen Thousand Eight Hundred Dollars ($1,916,800.00).

9.
“Third Mortgage Loan Agreement” shall mean the loan agreement between Borrower and the Lender dated January 19, 2011 in connection with the mortgage financing of real property described in that certain mortgage (third mortgage), as the same may be amended, modified or replaced from time to time.

Promise to Pay. For value received, and intending to be legally bound, the undersigned Borrower promises to pay to the order of Co-Lender at Capital One, N.A., Commercial Real Estate, 275, Broadhollow Road, P.O. Box 8914, Melville, NY 11747, Attention: Peter A. Welch, Senior Vice President in lawful money of the United States and in immediately available funds, the Principal Sum or so much thereof as may be advanced, plus interest on the unpaid portion of the Principal Sum, all amounts, if any, required for the Escrow, and all Expenses (defined below).

Interest. The unpaid Principal Sum advanced to Borrower under this Note shall accrue interest each day from and including the date proceeds of this Note are advanced to, but not including, the date all amounts hereunder are paid in full, at a variable per annum rate that shall be equal to the LIBOR Rate, as defined in the Rider, provided, however that, at any time from the date that is forty-five (45) days before the Maturity Date until the Maturity Date, the Borrower may select the Base Rate, as defined in the Rider, by notifying Lender in writing of its selection, provided, further that, the Borrower may not choose the LIBOR Rate if any loan at the LIBOR Rate would extend beyond the Maturity Date. The definition of LIBOR, LIBOR Rate, adjustments to the LIBOR Rate and other provisions relative thereto are contained on the Rider attached hereto and made a part of this Note.

Interest will be calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28, 29, 30 or 31).

Maximum Legal Rate. It is the intent of the Lender and Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and if received by the Lender shall be refunded to Borrower, without interest.

Default Rate. Upon an Event of Default under any of the Loan Documents or immediately after maturity (whether due to the Maturity Date, by acceleration or otherwise) and continuing through a foreclosure sale, if any, until such time as title is transferred pursuant to such foreclosure sale, the interest rate on the unpaid Principal Sum shall be increased to a rate per annum of twenty-four percent (24%) (the “Default Rate”). Any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. No failure to impose or delay in imposing the Default Rate shall be construed as a waiver by the Lender of its right to collect, and Borrower’s obligation to pay, interest at the Default Rate effective as of the date of maturity (whether due to the Maturity Date, by acceleration or otherwise).

Repayment of Principal and Interest. Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender as follows:

(i)	Borrower shall pay accrued interest to Lender on the First Payment Date and on the first Business Day of each month thereafter to, but not including, the Maturity Date; and

(ii)
On the Maturity Date, Borrower shall pay the outstanding Principal Sum and all accrued and unpaid interest, premiums, Expenses and all other amounts owing pursuant to this Note and the Loan Documents and remaining unpaid.

Late Charge. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or the Loan Documents, including, without limitation, any Escrow payment due and owing, Borrower shall immediately pay to the Lender a late charge equal to five percent (5%) of the delinquent amount (the “Late Fee”); provided, however, if Borrower has timely satisfied all conditions for an interest advance under the Loan Documents and there is sufficient availability under the construction budget and under the Loan to make a requested interest advance and Lender fails to make such an advance for any reason not within the control of Borrower, then a Late Fee shall not accrue with respect to such Interest payment.

Application of Payments. Payments may be applied in any order at the sole discretion of the Lender, but prior to an Event of Default or Maturity Date, each payment pursuant to this Note shall be applied first to accrued and unpaid interest, next to principal due, next to the Escrow, next to late charges, and finally to Expenses, notwithstanding the foregoing in the sole discretion of the Lending Group, any partial payments may be applied to the payment of the Loan and/or the Mortgage Loan as such terms are defined in the Building Loan Agreement.

Prepayment. Except to the extent provided in the paragraph entitled “Exit Fee” otherwise provided herein, Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such payment; provided, however, that together with such prepayment, Borrower shall pay to the Lender the Breakage Fee set forth on the Rider, attached to and made a part of this Note by reference. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Lender all interest and Expenses owing pursuant to this Note or the Loan Documents and remaining unpaid. Any partial payment of the Principal Sum shall be applied in inverse order of maturity. In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the Breakage Fee.

Exit Fee. Borrower shall pay to the Lender, at the time of repayment of the Principal Sum, whether at the Maturity Date or otherwise, an “Exit Fee” equal to one-quarter of one percent (.25%) of the Principal Sum repaid; provided, however, that such Exit Fee shall be waived if:

(a) the Principal Sum is refinanced with the Lending Group; or

(b) Borrower elects to refinance the Principal Sum with a qualified third-party lender, provided:

(i) Borrower has first provided the Lending Group with written notice that it has initiated discussions with a third-party lender; and

(ii) Borrower has provided Lending Group with a copy of a bona fide proposal for financing from such third-party lender. Such proposal shall be deemed to have been submitted to the Lending Group no earlier than ten (10) Business Days after the date of such notice provided for in item (i) above; and

(iii) The Lending Group does not provide a refinancing proposal within twenty-one (21) Business Days of receipt of the third-party proposal that is substantially similar with respect to amount of loan proceeds, term, level of recourse, if any, interest rate and fees.

Borrower acknowledges and agrees that any breach of its obligations hereunder shall constitute an Event of Default under this Note.

Business Purpose. This Note is being given by Borrower to the Lender in connection with the construction and mortgage financing of real property described in Mortgage and Borrower represents and warrants that the indebtedness evidenced by this Note is for a business purpose.

Events of Default; Acceleration. This Note is issued pursuant to the Loan Agreement and is secured by the Mortgage, and the Lender is entitled to the benefits thereof. Any Event of Default (as defined in the Mortgage, the Loan Agreement or the Building Loan Agreement) is an “Event of Default” under this Note, including, without limitation, Borrower’s breach of any obligations hereunder. The maturity of this Note shall be accelerated and all amounts under this Note shall become immediately due and payable without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower) (a) automatically, if Borrower or Mortgagor commences any bankruptcy or insolvency proceeding, if voluntary, or upon the lapse of sixty (60) days without dismissal thereof, if involuntary; (b) at the sole option of the Lender, upon or at any time or from time to time after the existence of an Event of Default; and (c) upon the Maturity Date. After maturity (whether due to the Maturity Date, by acceleration or otherwise), interest on the outstanding Principal Sum shall accrue at the Default Rate and the Lender’s acceptance of any partial payment of the outstanding Principal Sum and/or payment of accrued interest shall not affect that all amounts under this Note are due and payable in full.

Expenses. Borrower shall pay to the Lender and to Co-Lender on demand each reasonable cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Lender and to Co-Lender, whether internal or external and whether retained for advice, for litigation or for any other purpose) incurred by the Lender, the Co-Lender or their respective agents either directly or indirectly in connection with this Note including, without limitation, endeavoring to (1) collect any amount owing pursuant to this Note or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or (3) preserve or exercise any right or remedy of the Lender and the Co-Lender pursuant to this Note (the “Expenses”).

Right of Setoff. The Lender and the Co-Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender or the Co-Lender or otherwise owing by the Lender or the Co-Lender in any capacity to Borrower or any endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Lender, the Co-Lender or such affiliate elects to do so.

Miscellaneous. This Note and any other document required to be executed by Borrower or any guarantor or other party in connection with the transaction contemplated hereby constitute the entire agreement and understanding between the parties hereto with respect to such transaction and supersedes all prior negotiations, courses of dealing, understandings, and agreements between such parties with respect to such transactions. All rights and remedies of the Lender under applicable law, the Mortgage, the Loan Agreement, this Note or any document in connection with the transaction contemplated hereby or amendment thereof are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Time is of the essence as to all dates set forth herein, provided, however, that whenever performance hereunder would be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under applicable federal law and, if no applicable federal law exists, then the applicable state law (any other day being a "Business Day"), such performance shall be made on the next succeeding Business Day.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower or to the Lender, addressed as set forth below (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this section). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

Lender:                            Manufacturers and Traders Trust Company
One Fountain Plaza
Buffalo, New York 14203
Attention: Office of General Counsel

with a copy (which shall not constitute notice) to:                    DelBello Donnellan Weingarten Wise & Wiederkehr, LLP
1 North Lexington Avenue
White Plains, New York 10601
Attention: Ann Carlson, Esq.
and
                        Manufacturers and Traders Trust Company
                    303 South Broadway, Suite 130
Tarrytown, New York 10592
Attention: John Stroligo, Vice President

If to Co-Lender:                    Capital One, N.A.
Commercial Real Estate
275 Broadhollow Road
P. O. Box 8914
Melville, NY 11747
Attention: Peter A. Welch, Senior Vice President

with a copy to:                     Capital One Bank
90 Park Avenue, 4th Floor
New York, NY 10016
Attention: Chris Cho, Vice President

with a copy (which shall not constitute notice) to:
Riemer & Braunstein LLP
Times Square Tower, Suite 2506
Seven Times Square
New York, NY 10036
Attention: Jeffrey Page, Esq.

If to Borrower:                    c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters, Esq.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. Borrower AND LENDER hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the State of New York in NEW YORK OR WESTCHESTER County, and consents that the Lender may effect any service of process in the manner and at Borrower’s address set forth above for providing notice or demand; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. Borrower and the Lender hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Lender may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Lender has represented, expressly or otherwise, that the Lender will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Lender has been induced to enter into this note by, among other things, the provisions of this Section.

Recourse Liability.    No past, present or future member, or any past, present or future shareholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or affiliate of Borrower or any member of Borrower, (each such Person, an “Exculpated Party”) shall be personally liable for payments due hereunder or under any other Loan Document or for the performance of any obligation, or breach of any representation or warranty made by Borrower hereunder or thereunder.  The sole recourse of the Lender and the Lending Group for satisfaction of the obligations of Borrower hereunder and under any other Loan Document shall be against Borrower and its assets and not against any assets or property of any such Exculpated Party other than the direct or indirect ownership interest of such Exculpated Party in Borrower.  In the event that an Event of Default occurs in connection with such obligations, no action shall be brought against any such Exculpated Party by virtue of its direct or indirect ownership interest in Borrower.  In the event of foreclosure or other sale or disposition of the Premises, no judgment for any deficiency upon the obligations hereunder or under any other Loan Document shall be obtainable by the Lender or the Lending Group against any such Exculpated Party.  Notwithstanding the foregoing, nothing in this paragraph shall affect or diminish the obligations of Borrower or Guarantor under or in respect of each Loan Document to which it is a party, including the Guarantees (including the right to name any Guarantor in any foreclosure action in connection with its obligations under the Guarantees).  Notwithstanding the foregoing provisions of this paragraph, each Exculpated Party shall be personally (and on a full recourse basis) liable for and shall indemnify and defend Lender and the Lending Group from and against, and shall hold Lender and the Lending Group harmless of, from and against any deficiency, liability, loss, damage, costs, and expenses (including legal fees and disbursements) suffered by Lender and/or the Lending Group and caused by, or arising out of or as a result of any of the following:  (i) such Person’s commission of a criminal act, (ii) such Person’s failure to comply with the provisions of the Loan Documents prohibiting a transfer or Change of Control; (iii) such Person’s misappropriation of any cash flow or other revenue derived from or in respect of the Project, including security deposits, insurance proceeds, condemnation awards, or any rental, sales or other income derived directly or indirectly from the Project, or the misapplication of any of the foregoing sums, in either event, in contravention of any provision of the Mortgage or the other Loan Documents; (iv) such Person’s fraud or misrepresentation or inaccurate certification made at any time in connection with the Loan Documents or the Indebtedness; (v) such Person’s intentional interference with Lender’s (or the Lending Groups’) exercise of its rights under any of the Loan Documents; (vi) such Person’s intentional destruction or removal of fixtures or personal property securing the Obligations unless replaced by items of equal value and utility; (vii) such Person’s misapplication or misappropriation of funds disbursed from the Project Fund; (viii) such Person’s commissions of intentional waste to or of the Project or any portion thereof or failure to maintain the Project and the Premises in the manner required by the Loan Documents; (ix) failure to maintain the insurance coverage required by the Loan Documents; (x) failure to pay taxes, assessments and any other charges, including, without limitation, charges for labor or materials, which could result in prior liens against any portion of the Project; (xi) willful misconduct; (xii) Borrower files a voluntary petition under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiii) such Person files or joins in the filing of, or solicits or acts in concert with, or colludes or conspires with petitioning creditors with respect to, an involuntary petition against Borrower under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiv) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xv) such Person consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Project; or (xvi) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Lender to debit Borrower’s deposit account #_________________________ with the Lender automatically for any amount which becomes due under this Note.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

BORROWER

Canarsie Plaza LLC

By: /s/ Robert Masters______________
Robert Masters
          Senior Vice President

STATE OF NEW YORK             )
                                : ss.
COUNTY OF WESTCHESTER     )

On the 24th day of August, in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Masters personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones___________________
Notary Public

Debra Leibler-Jones
State of New York
No. 01LE6005994
Qualified in Dutchess County
Comm. Exp. 04/20/2014

__________________________________________________________________________________________________________________________________________
FOR INTERNAL USE ONLY

Authorization Confirmed: _____________________________________________________________________________________________________

RIDER TO
MORTGAGE NOTE
(LIBOR Rider)

Borrower: Canarsie Plaza LLC
Mortgage Note Original Principal Amount: $1,916,800.00
Mortgage Note Date: August 24, 2011

Definitions. As used in this Rider, each capitalized term shall have the meaning specified in the Note and the following terms shall have the indicated meanings:

“Adjustment Date” shall be the first calendar day of each month.

“Applicable Interest Rate” shall mean either the LIBOR Rate or the Base Rate, as the case may be.

“Base Month” shall mean the first month following the month in which the Note Set Date occurs. For example, if the Note Set Date is March 10, then the “Base Month” would be April.

“Base Rate” shall be equal to the greater of (a) the rate of interest announced by the Lender as its prime rate of interest in effect on the first day of each calendar month, plus one (1) percentage point or (b) an interest rate floor of 6.50%.

“Joint Business Day” shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London Interbank market.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the one month interest period London Interbank Offered Rate for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable), as determined by the Lender from any broker, quoting service or commonly available source utilized by the Lender or its agents, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on any loan bearing interest at a LIBOR Rate is determined, or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Lender’s sole discretion.

“LIBOR Rate” shall mean 4.00% percentage points above LIBOR.

“Note Set Date” shall mean the date the first advance is made to Borrower.

LIBOR Rate Adjustments. The LIBOR Rate shall be initially based on one month LIBOR in effect two (2) Joint Business Days before the Note Set Date, then adjusted on the first calendar day of the Base Month using the LIBOR in effect two (2) Joint Business Days prior to that first calendar day of the Base Month. Thereafter, the LIBOR rate shall be adjusted on the Adjustment Date based on the applicable LIBOR in effect two (2) Joint Business Days prior to the respective Adjustment Date.

Inability to Determine LIBOR Rates. If the Lender shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR with respect to this Note, the Lender will give notice of such determination to Borrower. Upon such determination and notice, the Lender may convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate. Thereafter, the Lender may not maintain the Applicable Rate at the LIBOR Rate hereunder until the Lender revokes such notice in writing.

Increased Cost. If the Lender shall determine that due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of LIBOR) in or in the interpretation of any requirement of law, or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any loan at the LIBOR Rate, Borrower shall be liable for, and shall from time to time, upon demand therefor by the Lender, pay to the Lender such additional amounts as are sufficient to compensate the Lender for such increased costs.

Illegality. If the Lender shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Lender to make a loan at the LIBOR Rate then, on notice thereof by the Lender to Borrower, the Lender may suspend maintaining this loan at the LIBOR Rate until the Lender shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist and the Lender may convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate.

Conversion. The Lender may, in its sole discretion, convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate upon the occurrence of an Event of Default. The Applicable Rate shall automatically convert from the LIBOR Rate to the Base Rate on the date Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower.

Default Rate. Notwithstanding anything to the contrary in the Note, the default rate of interest that the Lender may charge under the Note shall be at a rate per annum of twenty-four percent (24%). Nothing herein shall be construed to be a waiver by the Lender to have any Loan accrue interest at the default rate or other rights of the Lender set forth in this Note.

Prepayment. If Borrower prepays any principal amount (in whole or in part) when the Applicable Rate is the LIBOR Rate on or as of any day other than the last day of the selected interest period (other than regular installments of principal as set forth in the Note), or there is a conversion from the LIBOR Rate to the Base Rate, pursuant to the terms of this Note, on or as of any day other than the last day of the selected interest period, then Borrower shall be liable for and shall pay the Lender, on demand, an amount (the “Breakage Fee”) equal the actual amount of the liabilities, expenses, costs and/or funding losses that are a direct or indirect result of such prepayment, conversion or other condition described herein, including, without limitation, any liability, expense, cost (including administrative cost) or loss derived from liquidating or employing deposits acquired to fund or maintain the applicable loan through the end of the applicable interest period. The Lender’s calculation of any Breakage Fee shall, in the absence of manifest error, be conclusive and binding upon Borrower. Borrower acknowledges and understands that, upon demand for payment or acceleration of maturity (as applicable) of all indebtedness under this Note, any tender of payment made thereafter shall be deemed a voluntary prepayment and, to the extent permitted by law, Borrower shall pay to the Lender the appropriate Breakage Fee in connection therewith.
Canarsie Plaza LLC

By: /s/ Robert Masters___________
Robert Masters
                                                                              Senior Vice President

MORTGAGE NOTE
New York
August 24, 2011    $2,083,200.00

BORROWER (Name): Canarsie Plaza LLC
(Organizational Structure): limited liability company
(State Law organized under): Delaware
(Address of chief executive office): c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605

LENDER:    MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, New York 14203 Attn: Office of the General Counsel ("M&T") individually as a lender and as the administrative agent for itself and Capital One, N.A., as a lender (the "Co-Lender" and, referred to collectively with M&T as the "Lending Group") and the Lending Group (the “Lender”).

Definitions. The following terms shall have the indicated meanings in this Note, capitalized terms used herein but not otherwise defined herein shall have their respective meanings ascribed to them in the Loan Agreement:

1.
“Building Loan Agreement” shall mean the building loan agreement between Borrower and the Lender dated January 12, 2010, as supplemented by the supplemental building loan agreement, dated as of January 19, 2011 and as the same may be further supplemented, amended, modified or replaced from time to time in connection with the construction and mortgage financing of real property described in the Mortgage.

2.	“Escrow” shall mean any escrow requirement under the Mortgage or the Loan Agreement for the payment of taxes and/or other charges.

3.	“First Payment Date” shall mean the first day of September, 2011.

4.
“Loan Agreement” shall mean the loan agreement between Borrower and the Lender dated the date hereof in connection with the mortgage financing of real property described in the Mortgage, as the same may be amended, modified or replaced from time to time.

5.
“Loan Documents” shall mean this Note, the Loan Agreement, the Building Loan Agreement, the Third Mortgage Loan Agreement, the Mortgage, the Survey, the Title Insurance Policy, the Guarantees and all other instruments, certificates, legal opinions and documents executed and delivered by either or both of the Borrower or the Lender in connection with this Note, the Loan Agreement or the Building Loan Agreement.

6.
“Maturity Date” is the earlier of (i) January 12, 2012; or (ii) any earlier date on which this Note is required to be paid in full, by acceleration or otherwise, under the Loan Agreement or any of the other Loan Documents.

7.
“Mortgage” shall mean the fourth mortgage dated on or about the date of this Note executed by Borrower, as the same may be amended, modified or replaced from time to time, securing obligations arising pursuant to or in connection with this Note.

8.	“Principal Sum” shall mean Two Million Eighty-Three Thousand Two Hundred Dollars ($2,083,200.00).

9.
“Third Mortgage Loan Agreement” shall mean the loan agreement between Borrower and the Lender dated January 19, 2011 in connection with the mortgage financing of real property described in that certain mortgage (third mortgage), as the same may be amended, modified or replaced from time to time.

Promise to Pay. For value received, and intending to be legally bound, the undersigned Borrower promises to pay to the order of M&T at its office identified above in lawful money of the United States and in immediately available funds, the Principal Sum or so much thereof as may be advanced, plus interest on the unpaid portion of the Principal Sum, all amounts, if any, required for the Escrow, and all Expenses (defined below).

Interest. The unpaid Principal Sum advanced to Borrower under this Note shall accrue interest each day from and including the date proceeds of this Note are advanced to, but not including, the date all amounts hereunder are paid in full, at a variable per annum rate that shall be equal to the LIBOR Rate, as defined in the Rider, provided, however that, at any time from the date that is forty-five (45) days before the Maturity Date until the Maturity Date, the Borrower may select the Base Rate, as defined in the Rider, by notifying Lender in writing of its selection, provided, further that, the Borrower may not choose the LIBOR Rate if any loan at the LIBOR Rate would extend beyond the Maturity Date. The definition of LIBOR, LIBOR Rate, adjustments to the LIBOR Rate and other provisions relative thereto are contained on the Rider attached hereto and made a part of this Note.

Interest will be calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28, 29, 30 or 31).

Maximum Legal Rate. It is the intent of the Lender and Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and if received by the Lender shall be refunded to Borrower, without interest.

Default Rate. Upon an Event of Default under any of the Loan Documents or immediately after maturity (whether due to the Maturity Date, by acceleration or otherwise) and continuing through a foreclosure sale, if any, until such time as title is transferred pursuant to such foreclosure sale, the interest rate on the unpaid Principal Sum shall be increased to a rate per annum of twenty-four percent (24%) (the “Default Rate”). Any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. No failure to impose or delay in imposing the Default Rate shall be construed as a waiver by the Lender of its right to collect, and Borrower’s obligation to pay, interest at the Default Rate effective as of the date of maturity (whether due to the Maturity Date, by acceleration or otherwise).

Repayment of Principal and Interest. Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender as follows:

(i)	Borrower shall pay accrued interest to Lender on the First Payment Date and on the first Business Day of each month thereafter to, but not including, the Maturity Date; and

(ii)
On the Maturity Date, Borrower shall pay the outstanding Principal Sum and all accrued and unpaid interest, premiums, Expenses and all other amounts owing pursuant to this Note and the Loan Documents and remaining unpaid.

Late Charge. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or the Loan Documents, including, without limitation, any Escrow payment due and owing, Borrower shall immediately pay to the Lender a late charge equal to five percent (5%) of the delinquent amount (the “Late Fee”); provided, however, if Borrower has timely satisfied all conditions for an interest advance under the Loan Documents and there is sufficient availability under the construction budget and under the Loan to make a requested interest advance and Lender fails to make such an advance for any reason not within the control of Borrower, then a Late Fee shall not accrue with respect to such Interest payment.

Application of Payments. Payments may be applied in any order at the sole discretion of the Lender, but prior to an Event of Default or Maturity Date, each payment pursuant to this Note shall be applied first to accrued and unpaid interest, next to principal due, next to the Escrow, next to late charges, and finally to

Expenses, notwithstanding the foregoing in the sole discretion of the Lending Group, any partial payments may be applied to the payment of the Loan and/or the Mortgage Loan as such terms are defined in the Building Loan Agreement.

Prepayment. Except to the extent provided in the paragraph entitled “Exit Fee” otherwise provided herein, Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such payment; provided, however, that together with such prepayment, Borrower shall pay to the Lender the Breakage Fee set forth on the Rider, attached to and made a part of this Note by reference. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Lender all interest and Expenses owing pursuant to this Note or the Loan Documents and remaining unpaid. Any partial payment of the Principal Sum shall be applied in inverse order of maturity. In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the Breakage Fee.

Exit Fee. Borrower shall pay to the Lender, at the time of repayment of the Principal Sum, whether at the Maturity Date or otherwise, an “Exit Fee” equal to one-quarter of one percent (.25%) of the Principal Sum repaid; provided, however, that such Exit Fee shall be waived if:

(a) the Principal Sum is refinanced with the Lending Group; or

(b) Borrower elects to refinance the Principal Sum with a qualified third-party lender, provided:

(i) Borrower has first provided the Lending Group with written notice that it has initiated discussions with a third-party lender; and

(ii) Borrower has provided Lending Group with a copy of a bona fide proposal for financing from such third-party lender. Such proposal shall be deemed to have been submitted to the Lending Group no earlier than ten (10) Business Days after the date of such notice provided for in item (i) above; and

(iii) The Lending Group does not provide a refinancing proposal within twenty-one (21) Business Days of receipt of the third-party proposal that is substantially similar with respect to amount of loan proceeds, term, level of recourse, if any, interest rate and fees.

Borrower acknowledges and agrees that any breach of its obligations hereunder shall constitute an Event of Default under this Note.

Business Purpose. This Note is being given by Borrower to the Lender in connection with the construction and mortgage financing of real property described in Mortgage and Borrower represents and warrants that the indebtedness evidenced by this Note is for a business purpose.

Events of Default; Acceleration. This Note is issued pursuant to the Loan Agreement and is secured by the Mortgage, and the Lender is entitled to the benefits thereof. Any Event of Default (as defined in the Mortgage, the Loan Agreement or the Building Loan Agreement) is an “Event of Default” under this Note, including, without limitation, Borrower’s breach of any obligations hereunder. The maturity of this Note shall be accelerated and all amounts under this Note shall become immediately due and payable without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower) (a) automatically, if Borrower or Mortgagor commences any bankruptcy or insolvency proceeding, if voluntary, or upon the lapse of sixty (60) days without dismissal thereof, if involuntary; (b) at the sole option of the Lender, upon or at any time or from time to time after the existence of an Event of Default; and (c) upon the Maturity Date. After maturity (whether due to the Maturity Date, by acceleration or otherwise), interest on the outstanding Principal Sum shall accrue at the Default Rate and the Lender’s acceptance of any partial payment of the outstanding Principal Sum and/or payment of accrued interest shall not affect that all amounts under this Note are due and payable in full.

Expenses. Borrower shall pay to the Lender and to Co-Lender on demand each reasonable cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Lender and to Co-Lender, whether internal or external and whether retained for advice, for litigation or for any other purpose) incurred by the Lender, the Co-Lender or their respective agents either directly or indirectly in connection with this Note including, without limitation, endeavoring to (1) collect any amount owing pursuant to this Note or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or (3) preserve or exercise any right or remedy of the Lender and the Co-Lender pursuant to this Note (the “Expenses”).

Right of Setoff. The Lender and the Co-Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender or the Co-Lender or otherwise owing by the Lender or the Co-Lender in any capacity to Borrower or any endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Lender, the Co-Lender or such affiliate elects to do so.

Miscellaneous. This Note and any other document required to be executed by Borrower or any guarantor or other party in connection with the transaction contemplated hereby constitute the entire agreement and understanding between the parties hereto with respect to such transaction and supersedes all prior negotiations, courses of dealing, understandings, and agreements between such parties with respect to such transactions. All rights and remedies of the Lender under applicable law, the Mortgage, the Loan Agreement, this Note or any document in connection with the transaction contemplated hereby or amendment thereof are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Time is of the essence as to all dates set forth herein, provided, however, that whenever performance hereunder would be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under applicable federal law and, if no applicable federal law exists, then the applicable state law (any other day being a "Business Day"), such performance shall be made on the next succeeding Business Day.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower or to the Lender, addressed as set forth below (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this section). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

Lender:                            Manufacturers and Traders Trust Company
One Fountain Plaza
Buffalo, New York 14203
Attention: Office of General Counsel

with a copy (which shall not constitute notice) to:
DelBello Donnellan Weingarten Wise & Wiederkehr, LLP
1 North Lexington Avenue
White Plains, New York 10601
Attention: Ann Carlson, Esq.
and
                        Manufacturers and Traders Trust Company
                    303 South Broadway, Suite 130
Tarrytown, New York 10592
Attention: John Stroligo, Vice President

If to Borrower:                    c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters, Esq.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. Borrower AND LENDER hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the State of New York in NEW YORK OR WESTCHESTER County, and consents that the Lender may effect any service of process in the manner and at Borrower’s address set forth above for providing notice or demand; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. Borrower and the Lender hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Lender may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Lender has represented, expressly or otherwise, that the Lender will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Lender has been induced to enter into this note by, among other things, the provisions of this Section.

Recourse Liability.    No past, present or future member, or any past, present or future shareholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or affiliate of Borrower or any member of Borrower, (each such Person, an “Exculpated Party”) shall be personally liable for payments due hereunder or under any other Loan Document or for the performance of any obligation, or breach of any representation or warranty made by Borrower hereunder or thereunder.  The sole recourse of the Lender and the Lending Group for satisfaction of the obligations of Borrower hereunder and under any other Loan Document shall be against Borrower and its assets and not against any assets or property of any such Exculpated Party other than the direct or indirect ownership interest of such Exculpated Party in Borrower.  In the event that an Event of Default occurs in connection with such obligations, no action shall be brought against any such Exculpated Party by virtue of its direct or indirect ownership interest in Borrower.  In the event of foreclosure or other sale or disposition of the Premises, no judgment for any deficiency upon the obligations hereunder or under any other Loan Document shall be obtainable by the Lender or the Lending Group against any such Exculpated Party.  Notwithstanding the foregoing, nothing in this paragraph shall affect or diminish the obligations of Borrower or Guarantor under or in respect of each Loan Document to which it is a party, including the Guarantees (including the right to name any Guarantor in any foreclosure action in connection with its obligations under the Guarantees).  Notwithstanding the foregoing provisions of this paragraph, each Exculpated Party shall be personally (and on a full recourse basis) liable for and shall indemnify and defend Lender and the Lending Group from and against, and shall hold Lender and the Lending Group harmless of, from and against any deficiency, liability, loss, damage, costs, and expenses (including legal fees and disbursements) suffered by Lender and/or the Lending Group and caused by, or arising out of or as a result of any of the following:  (i) such Person’s commission of a criminal act, (ii) such Person’s failure to comply with the provisions of the Loan Documents prohibiting a transfer or Change of Control; (iii) such Person’s misappropriation of any cash flow or other revenue derived from or in respect of the Project, including security deposits, insurance proceeds, condemnation awards, or any rental, sales or other income derived directly or indirectly from the Project, or the misapplication of any of the foregoing sums, in either event, in contravention of any provision of the Mortgage or the other Loan Documents; (iv) such Person’s fraud or misrepresentation or inaccurate certification made at any time in connection with the Loan Documents or the Indebtedness; (v) such Person’s intentional interference with Lender’s (or the Lending Groups’) exercise of its rights under any of the Loan Documents; (vi) such Person’s intentional destruction or removal of fixtures or personal property securing the Obligations unless replaced by items of equal value and utility; (vii) such Person’s misapplication or misappropriation of funds disbursed from the Project Fund; (viii) such Person’s commissions of intentional waste to or of the Project or any portion thereof or failure to maintain the Project and the Premises in the manner required by the Loan Documents; (ix) failure to maintain the insurance coverage required by the Loan Documents; (x) failure to pay taxes, assessments and any other charges, including, without limitation, charges for labor or materials, which could result in prior liens against any portion of the Project; (xi) willful misconduct; (xii) Borrower files a voluntary petition under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiii) such Person files or joins in the filing of, or solicits or acts in concert with, or colludes or conspires with petitioning creditors with respect to, an involuntary petition against Borrower under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiv) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xv) such Person consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Project; or (xvi) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Lender to debit Borrower’s deposit account #_________________________ with the Lender automatically for any amount which becomes due under this Note.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

BORROWER

Canarsie Plaza LLC

By: /s/ Robert Masters____________________

Robert Masters
          Senior Vice President

STATE OF NEW YORK             )
                                : ss.
COUNTY OF WESTCHESTER     )

On the 24th day of August, in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Masters personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Debra Leibler-Jones___________________
Notary Public

Debra Leibler-Jones
State of New York
No. 01LE6005994
Qualified in Dutchess County
Comm. Exp. 04/20/2014
__________________________________________________________________________________________________________________________________________
FOR INTERNAL USE ONLY

Authorization Confirmed: _____________________________________________________________________________________________________

RIDER TO
MORTGAGE NOTE
(LIBOR Rider)

Borrower: Canarsie Plaza LLC
Mortgage Note Original Principal Amount: $2,083,200.00
Mortgage Note Date: August 24, 2011

Definitions. As used in this Rider, each capitalized term shall have the meaning specified in the Note and the following terms shall have the indicated meanings:

“Adjustment Date” shall be the first calendar day of each month.

“Applicable Interest Rate” shall mean either the LIBOR Rate or the Base Rate, as the case may be.

“Base Month” shall mean the first month following the month in which the Note Set Date occurs. For example, if the Note Set Date is March 10, then the “Base Month” would be April.

“Base Rate” shall be equal to the greater of (a) the rate of interest announced by the Lender as its prime rate of interest in effect on the first day of each calendar month, plus one (1) percentage point or (b) an interest rate floor of 6.50%.

“Joint Business Day” shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London Interbank market.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the one month interest period London Interbank Offered Rate for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable), as determined by the Lender from any broker, quoting service or commonly available source utilized by the Lender or its agents, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on any loan bearing interest at a LIBOR Rate is determined, or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Lender’s sole discretion.

“LIBOR Rate” shall mean 4.00% percentage points above LIBOR.

“Note Set Date” shall mean the date the first advance is made to Borrower.

LIBOR Rate Adjustments. The LIBOR Rate shall be initially based on one month LIBOR in effect two (2) Joint Business Days before the Note Set Date, then adjusted on the first calendar day of the Base Month using the LIBOR in effect two (2) Joint Business Days prior to that first calendar day of the Base Month. Thereafter, the LIBOR rate shall be adjusted on the Adjustment Date based on the applicable LIBOR in effect two (2) Joint Business Days prior to the respective Adjustment Date.

Inability to Determine LIBOR Rates. If the Lender shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR with respect to this Note, the Lender will give notice of such determination to Borrower. Upon such determination and notice, the Lender may convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate. Thereafter, the Lender may not maintain the Applicable Rate at the LIBOR Rate hereunder until the Lender revokes such notice in writing.

Increased Cost. If the Lender shall determine that due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of LIBOR) in or in the interpretation of any requirement of law, or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any loan at the LIBOR Rate, Borrower shall be liable for, and shall from time to time, upon demand therefor by the Lender, pay to the Lender such additional amounts as are sufficient to compensate the Lender for such increased costs.

Illegality. If the Lender shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Lender to make a loan at the LIBOR Rate then, on notice thereof by the Lender to Borrower, the Lender may suspend maintaining this loan at the LIBOR Rate until the Lender shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist and the Lender may convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate.

Conversion. The Lender may, in its sole discretion, convert the Applicable Interest Rate from the LIBOR Rate to the Base Rate upon the occurrence of an Event of Default. The Applicable Rate shall automatically convert from the LIBOR Rate to the Base Rate on the date Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower.

Default Rate. Notwithstanding anything to the contrary in the Note, the default rate of interest that the Lender may charge under the Note shall be at a rate per annum of twenty-four percent (24%). Nothing herein shall be construed to be a waiver by the Lender to have any Loan accrue interest at the default rate or other rights of the Lender set forth in this Note.

Prepayment. If Borrower prepays any principal amount (in whole or in part) when the Applicable Rate is the LIBOR Rate on or as of any day other than the last day of the selected interest period (other than regular installments of principal as set forth in the Note), or there is a conversion from the LIBOR Rate to the Base Rate, pursuant to the terms of this Note, on or as of any day other than the last day of the selected interest period, then Borrower shall be liable for and shall pay the Lender, on demand, an amount (the “Breakage Fee”) equal the actual amount of the liabilities, expenses, costs and/or funding losses that are a direct or indirect result of such prepayment, conversion or other condition described herein, including, without limitation, any liability, expense, cost (including administrative cost) or loss derived from liquidating or employing deposits acquired to fund or maintain the applicable loan through the end of the applicable interest period. The Lender’s calculation of any Breakage Fee shall, in the absence of manifest error, be conclusive and binding upon Borrower. Borrower acknowledges and understands that, upon demand for payment or acceleration of maturity (as applicable) of all indebtedness under this Note, any tender of payment made thereafter shall be deemed a voluntary prepayment and, to the extent permitted by law, Borrower shall pay to the Lender the appropriate Breakage Fee in connection therewith.
Canarsie Plaza LLC

By: /s/ Robert Masters______________
Robert Masters
                                                                              Senior Vice President